Execution

CREDIT AGREEMENT

by and among

OHA INVESTMENT CORPORATION,
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

MIDCAP FINANCIAL TRUST,
as Administrative Agent

Dated as of September 9, 2016

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ARTICLE I	DEFINITIONS; CONSTRUCTION 1

Section 1.1.	Definitions 1

Section 1.2.	Classifications of Loans 30

Section 1.3.	Accounting Terms and Determination 30

Section 1.4.	Terms Generally 30

Section 1.5.	Knowledge 31

ARTICLE II	AMOUNT AND TERMS OF THE LOANS 31

Section 2.1.	Term Loans 31

Section 2.2.	Interest Elections 32

Section 2.3.	Optional Reduction and Termination of Commitments; Repayment of Loans; Maturity Date Extension 33

Section 2.4.	Evidence of Indebtedness 33

Section 2.5.	Prepayments 34

Section 2.6.	Interest on Loans 35

Section 2.7.	Fees 35

Section 2.8.	Computation of Interest and Fees 35

Section 2.9.	Inability to Determine Interest Rates 35

Section 2.10.	Illegality 36

Section 2.11.	Increased Costs 36

Section 2.12.	Funding Indemnity 37

Section 2.13.	Taxes 37

Section 2.14.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs 40

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(continued)
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Section 2.15.	Mitigation of Obligations 41

Section 2.16.	Replacement of Lenders 42

Section 2.17.	Defaulting Lenders 42

Section 2.18.	Cash Management 43

ARTICLE III	CONDITIONS PRECEDENT TO LOANS 44

Section 3.1.	Conditions To Effectiveness 44

Section 3.2.	Delivery of Documents 46

Section 3.3.	Conditions to all Borrowings 46

ARTICLE IV	REPRESENTATIONS AND WARRANTIES 46

Section 4.1.	Existence; Power 46

Section 4.2.	Organizational Power; Authorization 47

Section 4.3.	Governmental Approvals; No Conflicts 47

Section 4.4.	Financial Statements 47

Section 4.5.	Litigation and Environmental Matters 47

Section 4.6.	Compliance with Laws and Agreements 48

Section 4.7.	Investment Company Act, Etc 48

Section 4.8.	Taxes 48

Section 4.9.	Margin Regulations 48

Section 4.10.	ERISA 48

Section 4.11.	Ownership of Property 48

Section 4.12.	Disclosure 49

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Section 4.13.	Labor Relations 49

Section 4.14.	Subsidiaries 49

Section 4.15.	Insolvency 49

Section 4.16.	OFAC 49

Section 4.17.	Patriot Act 50

ARTICLE V	AFFIRMATIVE COVENANTS 50

Section 5.1.	Financial Statements and Other Information 50

Section 5.2.	Notices of Material Events 52

Section 5.3.	Existence; Conduct of Business 52

Section 5.4.	Compliance with Laws, Etc 53

Section 5.5.	Payment of Obligations 53

Section 5.6.	Books and Records 53

Section 5.7.	Visitation, Inspection, Etc 53

Section 5.8.	Maintenance of Properties; Insurance 53

Section 5.9.	Use of Proceeds 53

Section 5.10.	Maintenance of RIC Status and Business Development Company 54

Section 5.11.	Additional Subsidiaries; Additional Collateral 54

Section 5.12.	Compliance with Underwriting Policies 54

Section 5.13.	Disclosure Updates; Lender Meetings 54

Section 5.14.	Post-closing Covenants 54

ARTICLE VI	FINANCIAL COVENANTS 55

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(continued)
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Section 6.1.	Maximum Debt to Tangible Net Worth Ratio 55

Section 6.2.	Minimum Liquidity 55

Section 6.3.	Maximum Debt to Fair Market Value Ratio 55

Section 6.4.	Percentage of Liquid Portfolio Investments 55

ARTICLE VII	NEGATIVE COVENANTS 55

Section 7.1.	Indebtedness and Preferred Equity 55

Section 7.2.	Negative Pledge 56

Section 7.3.	Fundamental Changes 57

Section 7.4.	Restricted Payments 57

Section 7.5.	Sale of Assets 58

Section 7.6.	Transactions with Affiliates 59

Section 7.7.	Restrictive Agreements 59

Section 7.8.	Sale and Leaseback Transactions 60

Section 7.9.	Hedging Transactions 60

Section 7.10.	Accounting Changes 60

Section 7.11.	Amendment to Material Documents 60

Section 7.12.	Intercompany Investments 60

Section 7.13.	Payments of Unsecured Longer-Term Indebtedness 60

ARTICLE VIII	EVENTS OF DEFAULT 61

Section 8.1.	Events of Default 61

Section 8.2.	Application of Proceeds from Collateral 63

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(continued)
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ARTICLE IX	THE ADMINISTRATIVE AGENT 64

Section 9.1.	Appointment of Administrative Agent 64

Section 9.2.	Nature of Duties of Administrative Agent 64

Section 9.3.	Lack of Reliance on the Administrative Agent 64

Section 9.4.	Certain Rights of the Administrative Agent 65

Section 9.5.	Reliance by Administrative Agent 65

Section 9.6.	The Administrative Agent in its Individual Capacity 65

Section 9.7.	Successor Administrative Agent 65

Section 9.8.	Authorization to Execute other Loan Documents 66

ARTICLE X	MISCELLANEOUS 66

Section 10.1.	Notices 66

Section 10.2.	Waiver; Amendments 67

Section 10.3.	Expenses; Indemnification 69

Section 10.4.	Successors and Assigns 70

Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process 73

Section 10.6.	WAIVER OF JURY TRIAL 73

Section 10.7.	Right of Setoff 74

Section 10.8.	Counterparts; Integration 74

Section 10.9.	Survival 74

Section 10.10.	Severability 74

Section 10.11.	Confidentiality 75

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(continued)
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Section 10.12.	Interest Rate Limitation 75

Section 10.13.	Reserved 76

Section 10.14.	Patriot Act 76

Section 10.15.	NO ORAL AGREEMENTS, WAIVER 76

Section 10.16.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 76

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CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) is made and entered into as of September 9, 2016, by and among OHA INVESTMENT CORPORATION (formerly known as NGP CAPITAL RESOURCES COMPANY), a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and MIDCAP FINANCIAL TRUST, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
Article I

DEFINITIONS; CONSTRUCTION
Section 1.1.
    Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, the greater of (a) one percent (1%) per annum or (b) the rate determined by Administrative Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (i) LIBOR for the Interest Period, by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).
“Administration Agreement” shall mean that certain Administration Agreement, dated as of September 30, 2014, by and between Borrower and Investment Advisor.
“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.
“Administrative Agent Fee” shall have the meaning set forth in the Fee Letter.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Advance Rate” shall mean the advance rate applicable to a specified category of Portfolio Investment during a specified time period, in each case as set forth in the following table:

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Investment Category	First 6-Month Period	Second 6-Month Period	Final Period
Pool A Investment	67.0%	64.0%	61.0%
OCI Investment	40.0%	40.0%	40.0%
New Illiquid Investment	40.0%	40.0%	40.0%
Pool B Investment	15.0%	12.5%	10.0%

Notwithstanding the foregoing, the following provisions shall apply to the determination of the Advance Rate as of any date:

(i)
With respect to any Pool A Investment owned as of the Closing Date that is classified as Illiquid (whether classified as such on Schedule I hereto or on any subsequent date), if such Portfolio Investment is determined in accordance with the Valuation Methodology as of any date to have a Fair Market Value of less than 70% of par, the applicable Advance Rate for such Portfolio Investment shall be 40% from and after such date of classification and for so long as such conditions exist;

(ii)
Each New Illiquid Investment shall have a 40% Advance Rate, unless the Administrative Agent, in its sole discretion, approves the classification of such Portfolio Investment as a “Pool A Investment” in which case the Advance Rate applicable to Pool A Investments shall apply (but subject, in all cases, to these clauses (i) through (vii));

(iii)
With respect to any Portfolio Investment that is classified as Liquid (other than any Pool B Investment or the OCI Investment), if such Portfolio Investment is determined in accordance with the Valuation Methodology to have a Fair Market Value in excess of 40% of par on any date, such Portfolio Investment shall be deemed to be a “Pool A Investment” and the Advance Rate applicable to Pool A Investments shall apply (but subject, in all cases, to these clauses (i) through (vii));

(iv)
With respect to any Portfolio Investment that is classified as Liquid (other than any Pool B Investment or the OCI Investment), if such Portfolio Investment is determined in accordance with the Valuation Methodology to have a Fair Market Value of less than 40% of par on any date, the applicable Advance Rate for such Portfolio Investment shall be 40%;

(v)
The OCI Investment shall have a 40% Advance Rate; provided that the OCI Investment may be classified as a “Pool A Investment” and be subject to the Advance Rate applicable to Pool A Investments in the sole discretion of the Administrative Agent upon demonstration in the underlying Obligor’s financial statements (to the satisfaction of the Administrative Agent in its sole discretion) of (1) no less than $4,000,000 of annualized EBITDA (based on trailing six-month performance) and (2) a leverage ratio (as calculated by the Administrative Agent in its Permitted Discretion)) of no greater than 4.0, in each case, after giving effect to the finalized new Texas Medicaid reimbursement rate regime (including permanent reversal of the Texas Medicaid reimbursement rate proposal or a less than 5% reimbursement rate cut in the Texas Medicaid reimbursement program);

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(vi)
With respect to the ATP/Bennu Investment, the Administrative Agent may, in its sole and absolute discretion, increase the Advance Rate to 40% upon (A) the satisfactory resolution of all outstanding litigation pending against the underlying Obligors of the ATP/Bennu Investment (as determined by the Administrative Agent in its sole and absolute discretion) and (B) a determination by the Administrative Agent (in its sole and absolute discretion) of the long term sustainability of projects and cash flow of such Obligors (an “ATP/Bennu Advance Rate Adjustment”); and

(vii)
Any asset or investment (i) constituting Excluded Collateral, (ii) Margin Stock, or (iii) not subject to a valid and perfected first priority Lien in favor of the Administrative Agent (subject only to Liens described in clauses (viii) and (ix) of the definition of “Permitted Encumbrances” and excluding the Castex Investment, so long as the Castex Investment shall be owned directly by a Loan Party), shall have an Advance Rate of 0%.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly through one or more intermediaries, of the power to vote ten percent (10%) or more of any class of voting Equity Interests of such Person or to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise. Anything to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an investment held by the Borrower or any of its Subsidiaries in the ordinary course of business.
“Aggregate Credit Exposure” shall mean, with respect to any Lender, the sum of (i) the aggregate outstanding principal balance of the Loans held by such Lender at such time, and (ii) the aggregate undrawn Delayed Draw Term Loan Commitments held by such Lender at such time.
“Agreement” shall have the meaning assigned to such term in the opening paragraph hereof.
“Applicable Distribution Percentage” means, as of any date upon which the Borrower desires to make a Restricted Payment pursuant to Section 7.4(c), (a) 110%, if as of such date no Payment Default or Event of Default has occurred and is continuing, (b) 102%, if an Event of Default has occurred and is continuing as of such date but no Material Event of Default has occurred and is continuing as of such date, and (c) 0%, if a Material Event of Default has occurred and is continuing as of such date.
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean (a) with respect to Eurodollar Loans, 5.35%, and (b) with respect to Base Rate Loans, 4.35%.
“Approved Dealer” shall mean (a) in the case of any Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities and (c) in the case of any foreign Investment, any foreign bank or broker-dealer of internationally recognized standing or an Affiliate thereof.

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“Approved Fund” shall mean any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (a) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of business or (b) temporarily warehouses loans for any Lender or any Person described in the preceding clause (a), and in either case is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or an Affiliate of a Person that administers or manages a Lender; provided, however, in no event shall an Approved Fund include a Disqualified Institution or a Competitor.
“Approved Pricing Service” shall mean (a) a pricing or quotation service as set forth in Schedule V or (b) any other pricing or quotation service (i) approved by the Board of Directors of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent, and (iii) acceptable to the Administrative Agent in its Permitted Discretion.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.
“ATP/Bennu Advance Rate Adjustment” has the meaning set forth in the definition of Advance Rate.
“ATP/Bennu Investment” means the limited term royalty interests issued by ATP Oil & Gas Corporation and Bennu Oil and Gas Corporation that are owned by a Loan Party on the Closing Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title II, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
“Base Rate” means a per annum rate of interest equal to the greater of (a) per annum rate of interest announced, from time to time, within Wells Fargo Bank N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Administrative Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate, (b) the Federal Funds Rate plus 50 basis points per annum (any change in such rates in clauses (a) and (b) to be effective as of the date of any change in such rate) and (c) and the sum of Adjusted LIBO Rate for an Interest Period of one month (after giving effect to the one percent (1%) floor per annum) plus 1.00%.
“Borrower” shall have the meaning assigned to such term in the opening paragraph hereof.

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“Borrower Materials” shall have the meaning provided in Section 10.11(c).
“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is closed or on which commercial banks in Atlanta, Georgia, Washington, D.C. or New York, New York are authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash” means money, currency or a credit balance in any demand, securities account or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, “Cash” shall exclude any amounts that would not be considered “cash” under GAAP.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000 and the short-term debt obligations of which are rated A-1 (or the equivalent) by each of the rating agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated at least A (or the equivalent) by each of Moody’s and S&P, (e) deposit accounts (as that term is defined in the UCC) maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, and (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000 and the short-term debt obligations of which are rated A-1 (or the equivalent) by each of Moody’s and S&P, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
“Castex Investment” means the redeemable preferred limited partnership units of Castex Energy 2005, LP owned by OHA Asset Holdings II, LP as of the Closing Date.

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“CFC” shall mean any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 45% or more of the outstanding shares of the voting stock of the Borrower; (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the current board of directors nor (y) appointed by directors so nominated; or (iv) the Investment Advisor ceases to retain its advisory duties over the Borrower in effect on the Closing Date.
“Change in Law” shall mean any of the following: (i) the adoption of any applicable law, rule, regulation or treaty after the date of this Agreement, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement, (iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.11(b), by such Lender’s parent corporation, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning provided in Section 10.12.
“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with Section 10.2, and which date shall be September 9, 2016.
“Closing Date Term Loan Lender” means, at any time, any Lender that has a Closing Date Term Loan Commitment or, after the Closing Date, is the holder of any Closing Date Term Loan.
“Closing Date Term Loan” shall have the meaning set forth in Section 2.1(a).
“Closing Date Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Closing Date Term Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, or in the case of a Person becoming a Closing Date Term Loan Lender after the Closing Date, the amount of the assigned “Closing Date Term Loans” as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or decreased pursuant to terms hereof.
“Closing Date Term Loan Note” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Closing Date Term Loan Commitment, in substantially the form of Exhibit A-1 hereto.

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“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean (i) all tangible and intangible property, real and personal, of any Loan Party that is the subject of a Lien granted pursuant to a Security Document to the Administrative Agent for the benefit of the Lenders to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing, provided, however, in no event shall Collateral include any Excluded Collateral.
“Collateral Base” means, as of any date of calculation, the excess of:
(a) an amount equal to, without duplication, the sum of:
(i)    with respect to Cash and Cash Equivalents, the amount of all Cash and Cash Equivalents of Loan Parties in excess of $1,000,000 in Controlled Accounts as of such date;
(ii)    with respect to each Pool A Investment (including, for the avoidance of doubt, any Liquid Portfolio Investment deemed to be a Pool A Investment), the product of (A) the Advance Rate applicable thereto and (B)(i) if the Cost of such Pool A Investment was greater than or equal to 95% of par (calculated as of the date of purchase) or if it is Liquid, the Fair Market Value of such Pool A Investment or (ii) if such Pool A Investment is Illiquid and had a Cost less than 95% of par (calculated as of the date of purchase), the lesser of Cost or the Fair Market Value of such Pool A Investment;
(iii)    with respect to each OCI Investment, the product of (A) the Advance Rate applicable thereto and (B) the Fair Market Value of such OCI Investment;
(iv)    with respect to each Pool B Investment, the product of (A) the Advance Rate applicable thereto and (B) the Fair Market Value of such Pool B Investment; provided, however, that the aggregate amount for all Pool B Investments under this clause (iv) shall in no event exceed (x) $6,700,000 during the First 6-Month Period, (y) $4,000,000 during the Second 6-Month Period and (z) $3,000,000 during the Final Period; provided further that upon the occurrence of an ATP/Bennu Advance Rate Adjustment, the maximum amount of credit provided with respect to the ATP/Bennu Investment shall not exceed $5,000,000 and the caps set forth in the immediately preceding proviso shall be reduced by 70%; and
(v)    with respect to any other asset included in the Collateral Base and not covered in clauses (i) through (iv) above (including, without limitation, any New Illiquid Investment), the product of the (A) the Advance Rate applicable thereto and (B) the Fair Market Value of such New Illiquid Investment;
over
(b) the Excess Concentration Amount as of such date.
For purposes of this definition, the assets of any Subsidiary that is not a Subsidiary Guarantor shall be excluded.
For the avoidance of doubt, whether a Portfolio Investment is included or excluded from the Collateral Base shall be determined on a settlement-date basis. Accordingly, any Portfolio Investment purchased by a Loan Party shall not be included in the Collateral Base until such purchase has settled and

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any Portfolio Investment sold by a Loan Party shall be included in the Collateral Base until such sale has settled; provided, however, that a Portfolio Investment will be excluded from the Collateral Base if the purchase price therefor has not been paid in full.
“Collateral Base Certificate” means a collateral base certificate substantially in the form of Exhibit C.
“Collateral Base Deficiency” means, as of any date, the amount (if any) by which the aggregate outstanding principal balance of the Loans as of such date exceeds the Collateral Base as of such date.
“Collateral Base Deficiency Cure Plan” shall have the meaning provided in Section 2.5(b).
“Commitment” means a Closing Date Term Loan Commitment or a Delayed Draw Term Loan Commitment, as the context may require.
“Committed Loan Notice” means a notice pursuant to Section 2.1(b) requesting an advance of Delayed Draw Term Loans and specifying the intended use of the proceeds thereof. Each Committed Loan Notice shall be substantially in the form of Exhibit D.
“Competitor” shall mean (i) those Persons that are a business development company and a direct competitor of the Borrower or any other Loan Party that were designated by the Borrower to the Administrative Agent in writing prior to the Closing Date as a “Competitor” for purposes of this Agreement, and (ii) such other Persons that are a business development company and a direct competitor of the Borrower or any other Loan Party as the Borrower may designate in writing to the Administrative Agent after the Closing Date as a “Competitor” hereunder and that the Administrative Agent may, in its Permitted Discretion, approve as a “Competitor” for purposes of this Agreement. Notwithstanding the foregoing, in no case shall Apollo Global Management, LLC, the Administrative Agent or any of their respective Affiliates (including, without limitation, any Person regarding which Apollo Global Management, LLC or one of its Affiliates serves as investment advisor) be deemed to be a “Competitor” for purposes of this Agreement.
“Compliance Certificate” shall mean a certificate from the principal executive officer and the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.
“Control Agreement” means a blocked account, restricted account or other control agreement, in form and substance satisfactory to the Administrative Agent in its sole discretion, executed and delivered (as applicable) by Borrower or a Subsidiary Guarantor, Administrative Agent, and the applicable securities intermediary (with respect to any securities account (as such term is defined in the UCC)) or bank (with respect to any deposit account (as such term is defined in the UCC)).
“Controlled Account” means, as of any date, any securities account or deposit account subject to a Control Agreement in favor of the Administrative Agent as of such date.
“Cost” means, with respect to any Portfolio Investment, the purchase price paid by a Loan Party to acquire such Portfolio Investment.

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“Debt Security” means a note, bond, debenture, trust receipt or other obligation, instrument or evidence of indebtedness, including debt instruments of public and private issuers and tax-exempt securities, but specifically excluding (i) Equity Interests or (ii) any security which by its terms permits the payment obligation of the Obligor(s) thereunder to be converted into or exchanged for equity capital of such Obligor(s). For the avoidance of doubt, this definition of “Debt Security” shall not include Senior Bank Loan Investments.
“Debt to Fair Market Value Ratio” means, as of any date of determination, the ratio obtained by dividing (a) the Funded Indebtedness of the Borrower and its Subsidiaries, measured on a consolidated basis in accordance with GAAP, as of such date and (b) the Fair Market Value of all Portfolio Investments constituting Collateral as of such date.
“Debt to Tangible Net Worth Ratio” means, as of any date of determination, the ratio obtained by dividing (i) the Funded Indebtedness of the Borrower and its Subsidiaries, measured on a consolidated basis in accordance with GAAP, as of such date and (b) the Tangible Net Worth of the Borrower and each other Loan Party, measured on a consolidated basis, as of such date.
“Deeds of Trust” shall mean any deeds of trust, leasehold deeds of trust, mortgages, leasehold mortgages, deeds to secure debt, leasehold deeds to secure debt or other real estate security documents delivered by any Loan Party to Administrative Agent from time to time, all in form and substance reasonably satisfactory to Administrative Agent, as amended, restated, modified or otherwise supplemented from time to time.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.6(b).
“Defaulted Investment” means any Portfolio Investment (a) that is 45 days or more past due with respect to any interest or principal payments or (b) that is or otherwise should be considered a non-accrual investment by the Loan Parties in connection with the Underwriting Policies and GAAP (provided that a DIP Loan shall not be deemed a “Defaulted Investment” for purposes of this Agreement).
“Defaulting Lender” shall mean, at any time, subject to Section 2.17(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly (as reasonably determined by Administrative Agent), that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iv) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which (x) a Lender Insolvency Event has

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occurred and is continuing or (y) a Bail-In Action has commenced. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.
“Delayed Draw Term Loan” shall have the meaning set forth in Section 2.1(b).
“Delayed Draw Term Loan Availability Period” means the period from the Closing Date through September 8, 2017 (or such earlier date on which the aggregate Delayed Draw Term Loan Commitments have been reduced to zero).
“Delayed Draw Term Loan Borrowing” means a borrowing during the Delayed Draw Term Loan Availability Period consisting of simultaneous Delayed Draw Term Loans made by each of the Delayed Draw Term Loan Lenders pursuant to Section 2.1(b).
“Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Delayed Draw Term Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, or in the case of a Person becoming a Delayed Draw Term Loan Lender after the Closing Date, the amount of the assigned “Delayed Draw Term Loan Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or decreased pursuant to terms hereof.
“Delayed Draw Term Loan Expiration Date” means the last Business Day during the Delayed Draw Term Loan Availability Period.
“Delayed Draw Term Loan Lender” means, at any time, any Lender that has a Delayed Draw Term Loan Commitment or, after the termination of the Delayed Draw Term Loan Commitments, is the holder of any Delayed Draw Term Loan.
“Delayed Draw Term Loan Note” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Delayed Draw Term Loan Commitment, in substantially the form of Exhibit A-2 hereto.
“DIP Loan” means a Senior Bank Loan Investment, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by an Obligor, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which satisfies each of the following criteria: (i) the Senior Bank Loan Investment is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (ii) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (iii) the Debtor’s obligations under such Senior Bank Loan Investment have not been (a) disallowed, in whole or in part, or (b) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (iv) the Senior Bank Loan Investment is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Senior Bank Loan Investment have not been subordinated or determined to be junior to, or pari passu with, in whole or in part, the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (v) the Debtor is not in default on its obligations under such Senior Bank Loan Investment; (vi) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (a)

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disallow or subordinate the Senior Bank Loan Investment, in whole or in part, (b) subordinate, in whole or in part, any Lien granted in connection with such Senior Bank Loan Investment, (c) fail to provide for the repayment, in full and in cash, of the Senior Bank Loan Investment upon the effective date of such plan or (d) otherwise impair, in any manner, the claim evidenced by the Senior Bank Loan Investment; (vii) the Senior Bank Loan Investment is documented in a form that is commercially reasonable; (viii) the Senior Bank Loan Investment shall not provide for more than 50% (or a higher percentage with the consent of the Administrative Agent) of the proceeds of such Senior Bank Loan Investment to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (ix) no portion of the Senior Bank Loan Investment is payable in consideration other than cash; and (x) no portion of the Senior Bank Loan Investment has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.
“Disqualified Institution” means any of the parties listed on Schedule IV hereto.
“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
“EBITDA” shall mean, with respect to any Obligor(s) under any Portfolio Investment and except as set forth in the proviso to this definition, “EBITDA”, “Consolidated EBITDA,” “Adjusted EBITDA,” “Consolidated Adjusted EBITDA” or such other measure of earnings before interest, taxes, depreciation and amortization as described in, and calculated in accordance with, the Investment Documents evidencing such Portfolio Investment against which a consolidated leverage ratio is calculated under such Investment Documents; provided that (a) if such Investment Documents do not contain any such measure of earnings for purposes of calculating a consolidated leverage ratio, and (b) with respect to the Obligor(s) under the OCI Investment, “EBITDA” shall mean the net income (calculated in accordance with GAAP) of the applicable Obligor(s) for such period plus without duplication and to the extent deducted in determining net income for such period, the sum of (i) total interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period and (iv) if and to the extent acceptable to the Administrative Agent in its Permitted Discretion, additional “add-backs” to the extent constituting extraordinary, nonrecurring, unusual or non-cash expenses or losses for such period, and in each case with respect to clauses (i) through (iv) above, subject to such other adjustments as may be determined by the Administrative Agent in its Permitted Discretion.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person or a holding company, investment vehicle or trust

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for, or owned and operated for the primary benefit of, a natural person) approved by the Administrative Agent, and unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, conditioned or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.4(b)(i)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.
“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is or, during the six years immediately preceding the date of this Agreement, was sponsored, maintained or contributed to by, or required to be contributed by the Borrower or any of its ERISA Affiliates, or under which the Borrower or any of its ERISA Affiliates has any liability.
“Eligible Debt Security” means, on any date of determination, any Debt Security held by a Loan Party that meets the following conditions:
(i)    the Debt Security is evidenced by Investment Documents that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor(s) of such Eligible Debt Security to pay the stated amount of the obligation thereunder and interest thereon without right of rescission, set off, counterclaim or defense, and the related Investment Documents are enforceable against such Obligor(s) in accordance with their respective terms and, to the knowledge of the Borrower, are not the subject of any material dispute;
(ii)    the investment in the Debt Security was made in all material respects in accordance with the terms of the Underwriting Policies then in effect;
(iii)    the Debt Security is not a Defaulted Investment and, unless it is a DIP Loan, is not owed by an Obligor that is subject to a bankruptcy, insolvency or similar event or as to which the applicable Loan Party has received notice of an imminent bankruptcy, insolvency or similar proceeding;
(v)    the Debt Security, together with the Investment Documents related thereto (if any), is a “general intangible”, an “instrument”, an “account”, or “chattel paper”, within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(vii)    all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the purchase of such Debt Security have been duly obtained, effected or given and are in full force and effect;
(viii)    the Debt Security is denominated and payable only in Dollars in the United States and the Primary Obligor for such Debt Security is organized under the laws of, and maintains its chief executive office and principal residence in, the United States, Canada, Luxembourg, the United Kingdom, Australia, or the Netherlands;
(ix)    no Obligor with respect to the Debt Security is (A) an Affiliate of the Borrower or the Investment Advisor, unless such Debt Security is expressly approved by the Administrative Agent (in its sole discretion), or (B) a Governmental Authority;

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(x)    all material written information delivered (other than projections, information of a general economic or general industry nature, information relating to third parties, or forward-looking information) by any Loan Party to the Administrative Agent with respect to such Debt Security prior to the making of such investment is true and correct in all material respects, as of the date delivered (or after giving effect to all amendments, modifications and supplements thereto delivered to the Administrative Agent prior to the making of such investment) to the knowledge of such Loan Party;
(xi)    the proceeds of such Debt Security are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress;
(xii)    there is full recourse to the applicable Obligor(s) for principal and interest payments with respect to such Debt Security; and
(xiii)    if such Debt Security is Illiquid, then the ratio of total Indebtedness for borrowed money (as calculated by the Administrative Agent in its Permitted Discretion) to EBITDA of the underlying Obligor(s) shall not exceed 6.50:1.00.
“Eligible Senior Bank Loan Investment” means, on any date of determination, any Senior Bank Loan Investment of a Loan Party that meets the following conditions:
(i)    the Senior Bank Loan Investment is evidenced by Investment Documents that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor(s) of such Senior Bank Loan Investment to pay the stated amount of the loan thereunder and interest thereon without right of rescission, set off, counterclaim or defense, and the related Investment Documents are enforceable against such Obligor(s) in accordance with their respective terms and, to the knowledge of the Borrower, are not the subject of any material dispute;
(ii)    the Senior Bank Loan Investment was made in all material respects in accordance with the terms of the Underwriting Policies then in effect;
(iii)    such Senior Bank Loan Investment is secured by a perfected first or second priority security interest on substantially all of the assets of the respective Obligor(s) (subject, in each case, to Liens permitted under the applicable Investment Documents);
(iv)    the terms and conditions of such Senior Bank Loan Investment provide the applicable Loan Party with the power to approve or deny any amendments, supplements, waivers or other modifications of such terms and conditions that would (A) increase the commitment or other obligations of such Loan Party thereunder, (B) reduce the amount of, or defer the date fixed for any payment of, principal, interest or fees due or owing to such Loan Party, or change the manner of application of any payments owing to such Loan Party, under the applicable Investment Documents, (C) change the percentage of lenders under such Senior Bank Loan Investment required to take any action under the applicable Investment Documents, (D) release or substitute all or substantially all of the collateral held as security for, or release any guaranty given to support payment of the obligations of, the Obligor(s) under the applicable Investment Documents (except in connection with a transaction permitted under the Investment Documents);
(v)    the Senior Bank Loan Investment is not a Defaulted Investment and, unless it is a DIP Loan, is not owed by an Obligor that is subject to a bankruptcy, insolvency or similar event or as to which the applicable Loan Party has received notice of an imminent bankruptcy, insolvency or similar proceeding;

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(vii)    the Senior Bank Loan Investment, together with the Investment Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper”, within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(viii)    all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Senior Bank Loan Investment have been duly obtained, effected or given and are in full force and effect;
(ix)    the Senior Bank Loan Investment is denominated and payable only in Dollars in the United States and the Primary Obligor for such Senior Bank Loan Investment is organized under the laws of, and maintains its chief executive office and principal residence in, the United States, Canada, Luxembourg, the United Kingdom, Australia, or the Netherlands;
(x)    to the knowledge of the Borrower, the Senior Bank Loan Investment has been originated in all material respects in accordance with all applicable Requirements of Law;
(xi)    the Senior Bank Loan Investment, together with the related Investment Documents, is fully assignable subject to (A) the right of an Obligor thereunder to consent to an assignment (which consent shall not be unreasonably withheld) prior to an event of default under such Senior Bank Loan Investment, (B) the right of the administrative agent or any other agent to consent to the assignment (which consent shall not be unreasonably withheld), (C) customary limitations on assignments to natural persons, affiliates of the applicable Obligor, competitors and “disqualified institutions” (in each case, however styled), provided, with respect to this clause (C), in no case shall the Administrative Agent or any of its Affiliates be the subject of any such limitation on assignment, and (D) other limitations on assignment as may be approved by the Administrative Agent in its sole discretion;
(xii)    each original promissory note, if any, representing the portion of such Senior Bank Loan Investment payable to the applicable Loan Party has been delivered to the Designated Securities Intermediary (as defined in the Security Agreement) in the manner required by the Security Agreement;
(xiii)    the Senior Bank Loan Investment is free of any Liens (other than, if applicable, Permitted Liens) and the applicable Loan Party’s interest in all Related Property is free of any Liens other than Liens permitted under the applicable Investment Documents and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Lenders in the Senior Bank Loan Investment have been made or taken;
(xiv)    the applicable Investment Documents require any Related Property with respect to such Senior Bank Loan Investment to be insured on customary terms;
(xv)    the financing of such Senior Bank Loan Investment by the Lenders does not contravene in any material respect Regulation T, U or X of the Federal Reserve Board, nor require the Administrative Agent or the Lenders to undertake reporting which they would not otherwise have cause to make and such Senior Bank Loan Investment does not represent payment obligations relating to “put” rights relating to Margin Stock;
(xvi)    such Senior Bank Loan Investment does not contain a confidentiality provision that restricts the ability of the Administrative Agent (assuming the Administrative Agent agrees to be bound by the terms of the applicable confidentiality provision), on behalf of the Lenders, to exercise its rights under the Loan Documents, including, without limitation, its rights to review the Senior Bank Loan Investment,

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the related Investment Documents or the Borrower’s credit approval file in respect of such Senior Bank Loan Investment;
(xvii)    no Obligor with respect to such Senior Bank Loan Investment is (A) an Affiliate of the Borrower or the Investment Advisor, unless such Senior Bank Loan Investment is expressly approved by the Administrative Agent (in its sole discretion), or (B) a Governmental Authority;
(xviii)    all information delivered by any Loan Party to the Administrative Agent with respect to such Senior Bank Loan Investment is true and correct to the knowledge of such Loan Party;
(xix)    such Senior Bank Loan Investment is not (A) any type of bond, whether high yield or otherwise, or any similar financial interest, (B) an Equity Interest and does not by its terms permit the payment obligation of the Obligor(s) thereunder to be converted into or exchanged for equity capital of such Obligor(s) or (C) a participation interest;
(xx)    the proceeds of such Senior Bank Loan Investment are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress;
(xxi)    there is full recourse to the applicable Obligor(s) for principal and interest payments with respect to such Senior Bank Loan Investment; and
(xxii)    if such Senior Bank Loan Investment is Illiquid, then the ratio of total Indebtedness for borrowed money (as calculated by the Administrative Agent in its Permitted Discretion) to EBITDA of the underlying Obligor(s) shall not exceed 6.50:1.00.
“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

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“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Any former ERISA Affiliate of the Borrower shall continue to be considered an ERISA Affiliate of the Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower and with respect to liabilities arising after such period, but only to the extent that the Borrower could be liable under the Code or ERISA as a result of its relationship with such former ERISA Affiliate.
“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043 of ERISA with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the filing by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) withdrawal by the Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if the Borrower would reasonably be expected to incur liability therefor, or the receipt by the Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (ix) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar” when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” shall have the meaning provided in Article VIII.
“Excess Concentration Amount” means, as of any date of determination, the sum of:
(i)    for each New Investment (if any) included in the Collateral Base as of such date which, after giving effect to the Advance Rate applicable to such New Investment, accounts for more than 10% of the aggregate Collateral Base as of such date, the aggregate amount (if any) by which such New Investment accounts for an amount in excess of 10% of the Collateral Base as of such date;

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(ii)    for all DIP Loans included in the Collateral Base as of such date, the aggregate amount (if any) by which such DIP Loans in the aggregate account for an amount in excess of 15% of the Collateral Base as of such date; and
(iii)    for all Foreign Obligor Portfolio Investments included in the Collateral Base as of such date, the aggregate amount (if any) by which such Foreign Obligor Portfolio Investments in the aggregate account for an amount in excess of 10% of the Collateral Base as of such date.
“Excluded Collateral” shall have the meaning provided in the Security Agreement.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any withholding Taxes that are imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient becomes a Recipient under this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.16) or (ii) such Recipient designates a new lending office, except in each case to the extent that pursuant to Section 2.13, amounts with respect to such Taxes were payable either (A) to such Recipient’s assignor immediately before such Recipient became a Recipient under this Agreement, or (B) to such Recipient immediately before it designated a new lending office, (c) any Taxes that are attributable to such Recipient’s failure to comply with Section 2.13(f), or (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extension Fee” shall have the meaning set forth in the Fee Letter.
“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Fair Market Value” shall mean, as of any date of determination, in the case of any Portfolio Investment, the value assigned to such Portfolio Investment pursuant to the Valuation Methodology.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” means that certain fee letter, dated as of September 9, 2016, between Borrower and Administrative Agent, in form and substance satisfactory to Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

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“Final Period” means the period commencing on the first day after the end of the Second 6-Month Period and ending on the Maturity Date.
“First 6-Month Period” means the period commencing on the Closing Date and ending on March 9, 2017.
“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.
“Fiscal Year” shall mean any fiscal year of the Borrower.
“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Obligor Portfolio Investment” means each Eligible Senior Bank Loan Investment and Eligible Debt Security with a Primary Obligor that has its chief executive office and principal residence somewhere other than the United States or any state thereof.
“Funded Indebtedness” shall mean as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, purchase money indebtedness, the principal amount of obligations in respect of Capital Lease Obligations, debt obligations evidenced by promissory notes or similar instruments and the unreimbursed amount of all drawn outstanding letters of credit, provided, that for the avoidance of doubt, Indebtedness arising in connection with repurchase agreements or any other credit facility established for the purpose of purchasing or buying U.S. Government Securities permitted under Section 7.1(g) shall not constitute Funded Indebtedness.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether at the national, provincial, territorial, municipal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include (i) endorsements for collection or deposits in the ordinary course of business, or (ii) customary indemnification agreements entered into in the ordinary course of business

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consistent with past practice. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations” of any Person shall mean any and all obligations (including any obligations accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedging Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Illiquid” means, as applied to a Portfolio Investment as of any date, any Portfolio Investment which is not Liquid as of such date. Notwithstanding the foregoing, any Portfolio Investment constituting a portion of a “unitranche” or similar “first out-last out” transaction shall in all cases be deemed to be “Illiquid” hereunder.
“Immaterial Subsidiary” shall mean those Subsidiaries of the Borrower that are “designated” as Immaterial Subsidiaries in a written notice by the Borrower to the Administrative Agent from time to time; provided that (i) no such designation may be made when an Event of Default has occurred and is continuing, and (ii) such designated Immaterial Subsidiaries shall collectively meet all of the following criteria as of the date of the most recent balance sheet required to be delivered pursuant to Section 5.1: (a) the aggregate assets of such Subsidiaries and their Subsidiaries (calculated in accordance with GAAP on a consolidated basis) as of such date do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries (calculated in accordance with GAAP on a consolidated basis) as of such date; and (b) the aggregate revenues of such Subsidiaries and their Subsidiaries (calculated in accordance with GAAP on a consolidated basis) for the fiscal quarter ending on such date do not exceed an amount equal to 3% of the revenues of the Borrower and its Subsidiaries (calculated in accordance with GAAP on a consolidated basis) for such period. As of the Closing Date OHA Asset Holdings VI, LP is an Immaterial Subsidiary and shall be deemed to be an Immaterial Subsidiary until designated as a Loan Party by the Borrower or so long as such designation complies with the requirements set forth in clause (ii) above.

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“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees by such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person if such obligation is exercisable within 24 months of the Maturity Date (giving effect to all potential extensions thereof contemplated by this Agreement), (x) all Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (1) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (2) a commitment arising in the ordinary course of business to make a future investment in a Portfolio Investment, or (3) any accrued incentive, management or other fees to the Investment Advisor or Affiliates (regardless of any deferral in payment thereof).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” shall have the meaning provided in Section 10.3(b).
“Interest Period” means an accrual period commencing on the first day of a calendar month and ending on the last day of such calendar month; provided, that for any Loan, the initial Interest Period for such Loan shall commence on the date such Loan is made hereunder, and the last Interest Period shall end on the Maturity Date (as the same may be extended pursuant to Section 2.3(b)).
“Investment Advisor” means Oak Hill Advisors, L.P.
“Investment Advisory Agreement” shall mean that certain Investment Advisory Agreement, dated as of September 30, 2014, by and between Borrower and Investment Advisor, as renewed from time to time on the same terms as are in effect on the Closing Date.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended and in effect from time to time.
“Investment Documents” means, with respect to any Portfolio Investment, any related loan agreement, security agreement, indenture, mortgage, assignment, all guarantees, note purchase agreement, intercreditor and/or subordination agreements, and (if applicable) UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor(s) thereof or by another Person on the Obligors’ behalf in respect of such Portfolio Investment and any related promissory note, including, without limitation, general or limited guaranties.

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“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent.
“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 10.4, and “Lenders” means each of the Lenders or any one or more of them.
“LIBOR” means, for any Interest Period, the rate per annum determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards if necessary to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period) or, if such day is not a Business Day on the preceding Business Day) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (Eastern time) two (2) Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period (and, if any such rate is below zero, LIBOR shall be deemed to be zero), which determination shall be conclusive in the absence of manifest error.
“Lien” shall mean, with respect to any asset, (a) any security interest, mortgage, deed of trust, lien, pledge, hypothecation or encumbrance, in each case, which has the practical effect of constituting a security interest, encumbrance or servitude of any kind in respect of such asset to secure or assure payment or performance, whether by consensual agreement or by operation of statute or other law, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset (and, for the avoidance of doubt, in the case of investments that are loans or other debt obligations, restrictions on assignments or transfers thereof pursuant to the underlying documentation of such investment shall not be deemed to be a “Lien” and in the case of investments that are securities, excluding drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of the equity holders of the same issuer).
“Liquid” means, as applied to a Portfolio Investment as of any date, any Portfolio Investment (i) for which a bona fide quoted market price is readily available as of such date, and (ii) which the Borrower reasonably expects, and provides evidence of the same to the Administrative Agent at the Administrative Agent’s request from time to time, that the applicable Loan Party could sell at a price approximating such quoted market price in no less than thirty (30) calendar days.
“Loans” shall mean all term loans (including Closing Date Term Loans and Delayed Draw Term Loans) made by the Lenders to the Borrower under this Agreement in the aggregate or any of them, as the context shall require.
“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), any Subsidiary Guarantee Agreements, the Security Documents, all Notices of Conversion/Continuation, the Fee Letter and any and all other instruments, agreements, documents, certificates and writings executed in connection with any of the foregoing.
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

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“Margin Stock” shall have the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents (other than as a result of an action by, or inaction of, the Administrative Agent or any Lender) or (iv) the legality, validity or enforceability of any of the Loan Documents.
“Material Event of Default” shall mean (a) any Payment Default, or (b) any Event of Default arising under Sections 8.1(a), (b), (g), (h) or (m).
“Material Indebtedness” shall mean Funded Indebtedness (other than the Loans) and Hedging Obligations of the Borrower or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $1,500,000. The Net Mark to Market Exposure will be used for purposes of determining the amount of attributed Indebtedness from Hedging Obligations.
“Maturity Date” shall mean March 9, 2018.
“Maximum Rate” shall have the meaning provided in Section 10.12.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean any multiemployer plan defined in Section 3(37) or 4001(a)(3) of ERISA which is or, during the five years immediately preceding the date of this Agreement was, contributed to by, or required to be contributed by the Borrower or any of its ERISA Affiliates, or under which the Borrower or any of its ERISA Affiliates has an any liability.
“Net Mark to Market Exposure” shall mean, as of any date of determination, the aggregate amount with respect to all Hedging Obligations of the Borrower and its Subsidiaries of the excess (if any) of all unrealized losses in respect of all such Hedging Obligations over all unrealized profits in respect of all Hedging Transactions of the Borrower and its Subsidiaries. “Unrealized losses” shall mean as to any Hedging Obligation, the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means as to any Hedging Transaction, the fair market value of the gain to such Person in respect of the Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
“New Illiquid Investment” shall mean a Portfolio Investment acquired after the Closing Date that is classified as Illiquid.
“New Investment” shall mean a Portfolio Investment acquired after the Closing Date.
“Non Consenting Lender” shall have the meaning set forth in Section 2.16.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender at such time.

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“Note” shall mean a Closing Date Term Loan Note or a Delayed Draw Term Loan Note, as the context may require.
“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Loan as provided in Section 2.2(b).
“Obligations” shall mean (i) all amounts owing by the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and (ii) all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.
“Obligor” means, with respect to any Portfolio Investment, the Person or Persons obligated to make payments pursuant to such Portfolio Investment, including any guarantor thereof.
“OCI Investment” means the subordinated notes issued by OCI Holdings, LLC, a Delaware limited liability company, that are owned by a Loan Party on the Closing Date, including, without limitation, any new or additional notes issued in connection with interest paid in kind, and, in each case, all amendments, restatements, supplements or modifications thereto that are not prohibited by this Agreement.
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes, charges or levies that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

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“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning set forth in Section 10.4(d).
“Participant Register” shall have the meaning set forth in Section 10.4(d).
“Payment Default” means any Default resulting from a breach of Section 8.1(b) that has not yet matured into an Event of Default.
“Payment Office” shall mean the office of the Administrative Agent located at c/o MidCap Financial Services, LLC, 7255 Woodmont Ave., Suite 200, Bethesda, MD 20814, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Pension Plan” shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.
“Perfection Certificate” shall have the meaning assigned to such term in the Security Agreement.
“Permitted Discretion” means a determination made in good faith in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” shall mean:
(i)
    Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(ii)
    Liens of landlords, carriers, warehousemen, mechanics, materialmen and similar Liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(iii)
    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(iv)
    (x) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (y) deposits securing liabilities under insurance arrangements;
(v)
    judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith

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by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(vi)
    easements, exceptions, reservations, defects and irregularities in title, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;
(vii)
    Liens arising in the ordinary course of business (i) created by lease agreements, licenses or similar interests, or by statute or common law to secure the payments of rental, license amounts or similar amounts or for any other obligations or acts to be performed thereunder or (ii) on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor hereunder in favor of any mortgagee of the leased premises, none of which secure Indebtedness of any Loan Party;
(viii)
    Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (1) attached only to the securities (or proceeds) being purchased or sold and (2) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;
(ix)
    except to the extent waived in any applicable Control Agreement, customary rights of setoff and Liens upon (1) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (2) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (3) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations;
(x)
    Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and
(xi)
    Liens on U.S. Government Securities owned by one or more Loan Parties securing obligations in connection with repurchase agreements or any other credit facility established for the purpose of purchasing or buying such U.S. Government Securities, in each case to the extent permitted by Section 7.1(g);
provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness except to the extent described in clause (xi) above.
“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem or acquire any such common stock on or prior to the 24th month

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anniversary of the Maturity Date (giving effect to all potential extensions thereof contemplated by this Agreement).
“Permitted Expenses” means any expenses of the Borrower and its Subsidiaries permitted (or not prohibited) to be incurred hereunder that are reasonably expected to be paid within the next 30 days (including, without limitation, any costs, fees, commissions, premiums, expenses, capital expenditures or taxes).
“Permitted Investments” shall mean:
(i)
    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(ii)
    commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within 270 days from the date of acquisition thereof;
(iii)
    certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(iv)
    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(v)
    mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.
“Permitted Liens” shall have the meaning provided in Section 7.2.
“Permitted Purpose” shall have the meaning provided in Section 2.5(d).
“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
“Platform” shall have the meaning provided in Section 10.11(c).
“Pool A Investment” means each (a) Portfolio Investment owned by any Loan Party on the Closing Date which is identified as being in the “Pool A” investment category on Schedule I hereto, (b) Portfolio Investment made or acquired by a Loan Party after the Closing Date which is classified as Liquid at the time it is acquired and (c) New Illiquid Investments classified as such in the Administrative Agent’s sole discretion pursuant to clause (ii) of the definition of “Advance Rate”.

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“Pool B Investment” means each Portfolio Investment owned by a Loan Party on the Closing Date which is identified as being in the “Pool B” investment category on Schedule I hereto.
“Portfolio Investment” means (a) each of the loans and investments listed on Schedule I hereto and (b) any other loan or investment acquired by a Loan Party after the Closing Date that, as of its date of acquisition, satisfies one of the following criteria:

(i)	Cash and Cash Equivalents;

(ii)	Eligible Senior Bank Loan Investments; or

(iii)	Eligible Debt Securities.
“Primary Obligor” means, with respect to any Portfolio Investment, the principal Obligor directly obligated to repay all obligations owing under such Portfolio Investment, including joint and several liability for such obligation, if more than one Obligor exists; provided, however, “Primary Obligor” does not include any Person who acts solely as a guarantor or surety with respect to such Portfolio Investment.
“Principal Proceeds” shall mean all cash payments of principal (including optional or mandatory redemptions or prepayments) received by a Loan Party in respect of any Portfolio Investment.
“Projections” means a Person’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Pro Rata Share” shall mean, as of any date of determination, with respect to any Lender at any time, a percentage, the numerator of which shall be the outstanding principal balance of Loans held by such Lender, and the denominator of which shall be the aggregate outstanding principal balance of all Loans.
“Recipient” shall mean, as applicable, the Administrative Agent and any Lender.
“Register” has the meaning assigned to such term in clause (c) of Section 10.4.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Related Property” means, with respect to any Portfolio Investment, any property or other assets of the Obligor(s) thereunder pledged or purported to be pledged as collateral to secure the repayment of such Portfolio Investment.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Replacement Lender” shall have the meaning set forth in Section 2.16.

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“Required Lenders” shall mean, at any time, Lenders holding more than fifty percent (50%) of the Aggregate Credit Exposure; provided however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded for purposes of determining Required Lenders; provided further, however, that at any time there are two (2) or more Lenders each with an Aggregate Credit Exposure in excess of $10,000,000, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).
“Required Payment Amount” shall have the meaning set forth in Section 7.4.
“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject
“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the secretary or a vice president of a Loan Party or such other representative of a Loan Party as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” shall have the meaning set forth in Section 7.4.
“RIC” or “regulated investment company” shall mean an investment company or business development company that qualifies for the special tax treatment provided for by subchapter M of the Code.
“S&P” shall mean Standard & Poor’s, a Division of the McGraw Hill Companies.
“Sale Proceeds” shall mean all sale proceeds received by a Loan Party with respect to the sale of any Portfolio Investment.
“Second 6-Month Period” means the period commencing on the first day after the end of the First 6-Month Period and ending on September 8, 2017.
“Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, executed by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” shall mean, collectively, the Security Agreement, any Deeds of Trust or other real estate documents, any other Control Agreement, the Perfection Certificate, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture financing statements, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with any of the foregoing.
“Senior Bank Loan Investment” means a Portfolio Investment constituting an obligation for Indebtedness (including without limitation term loans, the funded portion of revolving credit lines and

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letter of credit facilities and other similar loans and investments including interim loans) which is made by a Subsidiary Guarantor as a lender under a syndicated loan or credit facility.
“Special Purpose Subsidiary” shall mean any single purpose Subsidiary created for the purpose of holding specific assets and which is designated by the Borrower, by notice to the Administrative Agent, as a “Special Purpose Subsidiary”.
“Stockholders’ Equity” shall mean, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.
“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an investment held by any Loan Party in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries.
“Subsidiary Guarantee Agreement” shall mean any guaranty agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed from time to time by any Subsidiary in favor of the Administrative Agent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“Subsidiary Guarantor” shall mean any Subsidiary of Borrower that executes and delivers a Subsidiary Guarantee Agreement on the Closing Date or from time to time pursuant to Section 5.11, provided, that no Special Purpose Subsidiary, Immaterial Subsidiary, CFC or Transparent Subsidiary shall be required to be a Subsidiary Guarantor.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Tangible Net Worth” means, with respect to any Person, as of any date of determination, the result of (a) the sum of such Person’s total Stockholders’ Equity, minus (b) the sum of (i) that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP, and (ii) all amounts due to such Person from its Affiliates, in each instance as determined on a consolidated basis in accordance with GAAP.

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“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations).
“Transparent Subsidiary” means an entity classified as a partnership or as a disregarded entity for U.S. federal income tax purposes directly or indirectly owned by a Loan Party that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.
“Type”, when used in reference to a Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Base Rate.
“Underwriting Policies” shall mean those investment policies delivered to the Administrative Agent, subject to other modifications, amendments, changes or supplements (i) as may be adopted by the Borrower from time to time to the extent such changes would not reasonably be expected to be materially adverse to the Administrative Agent or the Lenders hereunder, (ii) approved in writing by the Administrative Agent or (iii) required by Requirement of Law.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States” or “U.S.” shall mean the United States of America.
“Unsecured Longer-Term Indebtedness” shall mean any Indebtedness of any Loan Party (which may be Guaranteed by any other Loan Party) that:
(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, five years from the issuance thereof (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain or expected to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a));
(b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower and as approved by the Administrative Agent in its Permitted Discretion, which terms shall be no more restrictive upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement; provided that, upon the Borrower’s written notice to the Administrative Agent at least five Business Days prior to the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants, covenants

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governing the Collateral Base and the components thereof, portfolio valuation and events of default, as applicable, in this Agreement shall be at least as restrictive as such provisions in the Unsecured Longer-Term Indebtedness plus, with respect to each such basket, financial covenant and advance rate, a customary “cushion” of at least 15% from the baskets and covenant levels in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Equity Interests of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Equity Interests or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition);
(c) is not secured by any assets of any Person; and
(d) by its terms provides for an accrual or capitalization (rather than payment of cash) of interest payments during any period in which such payments may not be made in accordance with Section 7.13.
For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.
“Unsecured Shorter-Term Indebtedness” means, collectively, any Indebtedness of the Borrower or any of its Subsidiaries that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness. For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of the previous sentence.
“U.S. Government Securities” shall mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.13(f).
“Valuation Methodology” means the methodology set forth on Schedule III hereto.
“Valuation Provider” means Houlihan Lokey, Valuation Research Corp, CBIZ, Alvarez & Marsal, Duff & Phelps, Murray Devine and Company, Lincoln Partner Advisors or any other third party valuation provider approved by the Administrative Agent in its Permitted Discretion and the Borrower.
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 1.2.
    Classifications of Loans. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan).
Section 1.3.
    Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) all leases that would be treated as operating leases for purposes of GAAP on the date hereof shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations hereunder regardless of any change to GAAP following the date hereof that would otherwise require such leases to be treated as Capital Lease Obligations.
Section 1.4.
    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.
Section 1.5.
    Knowledge. When used herein in reference to the knowledge of the Borrower or any other Loan Party, the term “knowledge” shall be deemed to mean the actual knowledge of a Responsible Officer of such Loan Party.

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ARTICLE II

AMOUNT AND TERMS OF THE LOANS
Section 2.1.
    Term Loans.
(a)
    Subject to the terms and conditions set forth herein, on the Closing Date, each Closing Date Term Loan Lender severally agrees to make term loans (the “Closing Date Term Loans”) to the Borrower in an aggregate principal amount equal to such Lender’s Closing Date Term Loan Commitment. The Closing Date Term Loan Commitments of the Closing Date Term Loan Lenders will expire concurrently with the making of the Closing Date Term Loans on the Closing Date.
(b)
    Subject to the terms and conditions set forth herein, on any Business Day on or prior to the Delayed Draw Term Loan Expiration Date, each Delayed Draw Term Loan Lender severally agrees to make term loans (each, a “Delayed Draw Term Loan”) to the Borrower in an aggregate principal amount not to exceed such Lender’s Delayed Draw Term Loan Commitment. The aggregate principal amount of all Delayed Draw Term Loans made pursuant to this Section 2.1(b) shall not exceed the aggregate Delayed Draw Term Loan Commitments of all Delayed Draw Term Loan Lenders. Each Delayed Draw Term Loan Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. two (2) Business Days prior to the requested date of such Delayed Draw Term Loan Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.1(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Delayed Draw Term Loan Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or if less, the entire remaining unfunded Delayed Draw Term Loan Commitments of all Delayed Draw Term Loan Lenders). Each Committed Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Delayed Draw Term Loan Borrowing (which shall be a Business Day), (ii) the principal amount of Delayed Draw Term Loans to be borrowed, and (iii) the expected use of the proceeds thereof. Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender of the amount of its proportionate share of the requested Delayed Draw Term Loans based on the Delayed Draw Term Loan Commitment of each such Lender as a percentage of the Delayed Draw Term Loan Commitments of all Lenders. Each Delayed Draw Term Loan Lender shall make the amount of its Delayed Draw Term Loan available to the Administrative Agent in immediately available funds not later than 12:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 3.3, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. The failure of any Delayed Draw Term Loan Lender to make the Delayed Draw Term Loan to be made by it as part of any Delayed Draw Term Loan Borrowing shall not relieve any other Delayed Draw Term Loan Lender of its obligation hereunder to make its Delayed Draw Term Loan on the date of such Delayed Draw Term Loan Borrowing, but no Delayed Draw Term Loan Lender shall be responsible for the failure of any other Delayed Draw Term Loan Lender to make the Delayed Draw Term Loan to be made by such other Delayed Draw Term Loan Lender on the date of any Delayed Draw Term Loan Borrowing. Notwithstanding any other provision of this Agreement, the Administrative Agent (in its capacity as such)

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shall have no obligation to advance any portion of any Delayed Draw Term Loan Borrowing hereunder owed to the Borrower by another Delayed Draw Term Loan Lender unless and until such other Delayed Draw Term Loan Lender has first funded such amounts to the Administrative Agent.
(c)
    Amounts repaid as principal in respect of the Loans may not be re-borrowed. The Borrower agrees that the principal and interest on the Loans shall be full recourse obligations of the Borrower.
Section 2.2.
    Interest Elections.
(a)
    Each Loan initially shall be a Eurodollar Loan. Thereafter, the Borrower may elect to convert such Loan into a different Type or to continue such Loan as provided in this Section 2.2.
(b)
    To make an election pursuant to this Section 2.2, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Loan substantially in the form of Exhibit 2.2(b) (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. (New York time) one (1) Business Day prior to the requested date of a conversion into a Base Rate Loan and (y) prior to 2:00 p.m. (New York time) three (3) Business Days prior to a continuation of or conversion into a Eurodollar Loan. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Loan to which such Notice of Conversion/Continuation applies; (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, and (iii) whether the resulting Loan is to be a Base Rate Loan or a Eurodollar Loan.
(c)
    If, on the expiration of any Interest Period in respect of any Eurodollar Loan, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Loan is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Loan to a Base Rate Loan. No Loan may be converted into, or continued as, a Eurodollar Loan if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.
(d)
    Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Loan.
(e)
    Notwithstanding anything to the contrary contained herein, neither Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on LIBOR.
Section 2.3.
    Optional Reduction and Termination of Commitments; Repayment of Loans; Maturity Date Extension.

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(a)
    Unless previously terminated, the Delayed Draw Term Loan Commitments of the Delayed Draw Term Loan Lenders will automatically expire on the Delayed Draw Term Loan Expiration Date. Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) (or such shorter period of time as may be agreed to by the Administrative Agent) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the undrawn Delayed Draw Term Loan Commitments in part or terminate the undrawn Delayed Draw Term Loan Commitments in whole; provided, that any partial reduction shall apply to reduce proportionately and permanently the undrawn Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender, and any partial reduction pursuant to this Section 2.3(a) shall be in an amount of at least $1,000,000 and any larger multiple of $500,000 (or, if less, the entire remaining unfunded Delayed Draw Term Loan Commitments of all Delayed Draw Term Loan Lenders).
(b)
    The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement; provided, however, that the Borrower shall have the option to extend the Maturity Date by six (6) months if the following conditions are satisfied: (i) Borrower notifies the Administrative Agent in writing of its election to extend the Maturity Date at least thirty (30) days prior to the original Maturity Date and (ii) no Default or Event of Default has occurred or is continuing at the time such election is delivered to the Administrative Agent. Within three (3) Business Days of the effectiveness of the extension, the Borrower shall pay to the Administrative Agent the Extension Fee. Any extension of the Maturity Date meeting the conditions set forth in clauses (i) and (ii) this Section 2.3(b) shall be effective as of the time the Borrower delivers the writing (which may be by email) noted in clause (i) to the Administrative Agent.
Section 2.4.
    Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.2, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.2, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(a)
    At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Note payable to the order of such Lender.

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Section 2.5.
    Prepayments
(a)
    Voluntary Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of a prepayment of any Eurodollar Loan, 2:00 p.m. (New York time) not less than three (3) Business Days prior to any such prepayment, or (ii) in the case of a prepayment of any Base Rate Loan, 11:00 a.m. on the same day of such prepayment. Each voluntary prepayment hereunder shall be made in an aggregate minimum amount of $1,000,000. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Loan or portion thereof to be prepaid, provided, that such notice may be revoked if it is conditioned upon the happening or occurrence of an event and such event does not occur. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.6(c); provided, that if a Eurodollar Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.12. Each prepayment of a Loan shall be applied to the Lenders based on their Pro Rata Share.
(b)
    Collateral Base Deficiency Mandatory Prepayment. If a Collateral Base Deficiency has occurred and is continuing, the Borrower shall, within three (3) Business Days after the occurrence thereof, repay Loans in an amount necessary to reduce the Collateral Base Deficiency to zero, provided, that if within such three (3) Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan (each, a “Collateral Base Deficiency Cure Plan”) that, in the Permitted Discretion of the Administrative Agent, will enable such Collateral Base Deficiency to be cured within thirty (30) calendar days (taking into account all other payments expected to be made by the Loan Parties within such thirty (30) calendar day period, including any payments under Sections 7.4(c) and (d)), then such prepayment shall not be required to be effected within such three (3) Business Day period but instead may be effected in accordance with such Collateral Base Deficiency Cure Plan (with such modifications as the Borrower may reasonably determine and as the Administrative Agent may approve in its Permitted Discretion), provided that in any event such Collateral Base Deficiency shall be cured within such thirty (30) calendar day period, and provided further, that during any such thirty (30) calendar day period, no “Default” or “Event of Default” under Section 8.1(a) shall be deemed to have occurred hereunder solely as a result of any such Collateral Base Deficiency.
(c)
    Financial Covenant Default Mandatory Prepayment. If at any time the Borrower shall breach any of the financial covenants set forth in Article VI, the Borrower shall, within three (3) Business Days after delivery of the relevant Compliance Certificate evidencing such breach, apply all Principal Proceeds and Sale Proceeds then held by the Loan Parties to repay the Loans.
(d)
    Failure to Reinvest Mandatory Prepayment. With respect to any Sale Proceeds or Principal Proceeds received by any Loan Party, the Loan Parties may, in each case subject to the other restrictions, limitations and requirements contained herein, (w) reinvest any such proceeds in new or existing investments or assets to be used or useful in the business of the Borrower or any other Loan Party, (x) make distributions permitted by Section 7.4 and (y) use such proceeds for Permitted Expenses

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(each of clause (w) through (y) is referred to hereinafter as a “Permitted Purpose”); provided, that if the Loan Parties shall receive any Sale Proceeds or Principal Proceeds and do not expend such funds for a Permitted Purpose within one hundred twenty (120) days after receipt of such proceeds (or, to the extent a Loan Party enters into a binding commitment to reinvest such proceeds in new or existing investments or assets to be used or useful in the business of the Borrower or any other Loan Party within such 120-day period, and does not close such transaction within ninety 90 days after entering into such binding commitment), then the Loan Parties shall prepay an aggregate amount of Loans equal to 100% of such proceeds (or such lesser amount as is equal to the amount not expended pursuant to this Section 2.5(d)) no later than the fifth (5th) Business Day after the expiration of the applicable reinvestment period.
(e)
    Application of Prepayments. Each prepayment shall be applied ratably to the Base Rate Loans to the full extent thereof, and then to Eurodollar Loans to the full extent thereof.
Section 2.6.
    Interest on Loans.
(a)
    The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.
(b)
    While an Event of Default exists (including after acceleration), the Borrower shall pay interest (“Default Interest”), after receiving written notice from the Administrative Agent, with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional two and one-half percent (2.5%) per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional two and one-half percent (2.5%) per annum.
(c)
    Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period and on the Maturity Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(d)
    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
Section 2.7.
    Fees.
(a)
    The Borrower shall pay to the Administrative Agent for its own account from time to time the Administrative Agent Fee.

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(b)
    The Borrower agrees to pay to the Administrative Agent for the account of each Lender the fees set forth in the Fee Letter at the times, and in the amounts, set forth therein.
Section 2.8.
    Computation of Interest and Fees.
All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.9.
    Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Loan,
(i)
    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
(ii)
    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make Eurodollar Loans shall be suspended (and all Loans made by the Lenders shall be Base Rate Loans) and (B) all Loans shall bear interest at a per annum rate equal to the lesser of (1) the Base Rate plus the Applicable Margin or (2) the Maximum Rate (as defined in Section 10.12).
Section 2.10.
    Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans shall be suspended (and all Loans made by such Lender shall be Base Rate Loans) and all Eurodollar Loans shall bear interest at a per annum rate equal to the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate (as defined in Section 10.12). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

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Section 2.11.
    Increased Costs.
(a)
    If any Change in Law shall:
(i)
    impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
(ii)
    impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any participation therein; or
(iii)
    subject any Recipient to any Taxes (other than Indemnified Taxes and Taxes described in clauses (a)(ii) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender of participating in or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.
(b)
    If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of such Lender’s parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender’s parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Lender’s parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender’s parent corporation for any such reduction suffered.
(c)
    A certificate of a Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts necessary to compensate such Lender or such Lender’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.11 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender such amount or amounts within 10 days after receipt thereof.
(d)
    Failure or delay on the part of any Lender to demand compensation pursuant to this

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Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.12.
    Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.12 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.13.
    Taxes.
(a)
    For purposes of this Section 2.13, the term “applicable law” includes FATCA.
(b)
    Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other Loan Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.13(b)) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings in respect of the Indemnified Tax been made.
(c)
    In addition, without limiting the provisions of subsection (b) of this Section 2.13, the

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Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
    The Borrower shall indemnify each Recipient, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient (with a copy to the Administrative Agent in the case of a Recipient other than the Administrative Agent) shall be conclusive, absent manifest error.
(e)
    As soon as practicable after any payment of Indemnified Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or other Loan Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
    Tax forms.
(i)
    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)
    Any Lender that is a Foreign Lender and that is entitled to an exemption from or reduction of withholding Tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is a Foreign Lender shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent (in

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such number of copies as shall be requested by the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)
    if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)
    duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;
(C)
    if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN-E, or any successor form thereto, together with a certificate (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, or the obligation of the Borrower hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, and (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; or
(D)
    if the Lender claiming the benefits of the exemption for portfolio interest is not the beneficial owner (for example, a partnership or a participating Lender granting a typical participation), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable.
(iii)
    Each Lender agrees that if any form or certification it previously delivered under this Section expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or, if such Lender is not legally entitled to provide an updated form or certification, it shall promptly notify the Borrower and the Administrative Agent of its inability to update such form or certification.
(g)
    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code,

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as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)
    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
    Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.14.
    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.11, 2.12 or 2.13, or otherwise) prior to 2:00 p.m. (New York time), on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim or withholding or deduction of taxes (except as provided in Section 2.13). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.11, 2.12 and 2.13 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt

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thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)
    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)
    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.14(d) or (e), Section 10.3(d) or otherwise, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

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Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)
    If Administrative Agent so elects, payments of principal, interest, fees, expenses or any other amounts due and owing from Borrower to Administrative Agent hereunder shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower in the Automated Clearing House debit authorization executed by Borrower in connection with this Agreement, and shall be effective upon receipt. Borrower shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrower.
Section 2.15.
    Mitigation of Obligations. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.11 or Section 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.
Section 2.16.
    Replacement of Lenders. If (a) any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or the Loan Documents, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or 2.13, as applicable) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (a “Replacement Lender”); provided that:
(a)
    the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld;
(b)
    such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts);

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(c)
    in the case of a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply;
(d)
    in the case of a Non Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non Consenting Lender.
A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.17.
    Defaulting Lenders.
(a)
    If the Borrower and the Administrative Agent agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, such Lender will purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender, and will be a Non-Defaulting Lender (and such Loan of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). Except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(b)
    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(iv)
    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(v)
    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, [reserved]; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required

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by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) [reserved]; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Loan without giving effect to Section 2.14. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(vi)
    No Defaulting Lender shall be entitled to receive any commitment, “ticking” or other fee payable under the Fee Letter for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
Section 2.18.
    Cash Management.
(a)
    Accounts Generally. Subject to Section 5.14(a), the Loan Parties shall maintain their existing deposit accounts, securities accounts and any other bank accounts so long as each such account is a Controlled Account (unless such account constitutes Excluded Collateral (as defined in the Security Agreement) in which case such account does not have to be a Controlled Account).
(b)
    Principal Proceeds and Sale Proceeds. Subject to Section 5.14(a), the Loan Parties shall cause all proceeds (including Principal Proceeds and Sale Proceeds) received in cash with respect to a Portfolio Investment to be deposited directly into a Controlled Account and shall maintain such amounts in a Controlled Account unless and until utilized for a Permitted Purpose or required to be utilized to repay (or prepay, as applicable) the Loans hereunder. Subject to Section 5.14(a), all proceeds of any Delayed Draw Term Loans made hereunder shall be held in a Controlled Account unless and until utilized for a Permitted Purpose or required to be utilized to repay (or prepay, as applicable) the Loans hereunder.
ARTICLE III

CONDITIONS PRECEDENT TO LOANS
Section 3.1.
    Conditions To Effectiveness. The obligations of the Lenders to make Loans shall not

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become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).
(f)
    The Administrative Agent shall have received (to the extent invoiced) all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(g)
    The Administrative Agent shall have completed and be satisfied with all due diligence with respect to the Borrower and its Subsidiaries, including but not limited to review of the Underwriting Policies, risk management procedures, accounting policies, systems integrity, compliance, management and organizational structure, books and records, material contracts and the loan and investment portfolio of the Borrower and its Subsidiaries;
(h)
    The Administrative Agent (or its counsel) shall have received the following:
(iii)
    a counterpart of this Agreement signed by or on behalf of each party hereto;
(iv)
    to the extent requested by a Lender, a duly executed Note payable to such Lender;
(v)
    duly executed Control Agreements with respect to all deposit accounts, securities, securities entitlements and other financial assets held with any financial institution other than the Administrative Agent or its affiliates to the extent required hereunder or under the Security Agreement.
(vi)
    the duly executed Security Agreement which has been entered into by the Borrower and each Subsidiary Guarantor and the duly executed Subsidiary Guarantee Agreement which has been entered into by each Subsidiary Guarantor of Borrower, together with (A) UCC financing statements and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Liens granted under the Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly executed (if required by law) by the Borrower and the Subsidiary Guarantors, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Borrower and the Subsidiary Guarantors requested by the Lenders, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances, and (C) a Perfection Certificate duly completed and executed by the Borrower;
(vii)
    a certificate of the Secretary or Assistant Secretary of each Loan Party in a form satisfactory to the Administrative Agent, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying

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the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
(viii)
    certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;
(ix)
    a favorable written opinion of (A) Dechert LLP, counsel to the Loan Parties, (B) Thompson & Knight LLP, special Texas counsel to the Loan Parties and (C) Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;
(x)
    a certificate in the form of Exhibit 3.1(c)(viii), dated the Closing Date and signed by a Responsible Officer of the Borrower, certifying that (w) after giving effect to the making of the Loans on the Closing Date, no Collateral Base Deficiency exists, (x) no Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects, other than those representations and warranties which are qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in which case such representations and warranties shall be true and correct in all respects, and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(xi)
    certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, if any, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders, if any, shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any governmental authority regarding the Loan Documents or any transaction being financed with the proceeds thereof shall be ongoing;
(xii)
    certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) covering any of the tangible insurable Collateral maintained by the Loan Parties, in each case naming the Administrative Agent as additional insured;
(xiii)
    a certificate, dated the Closing Date and signed by the chief financial officer of the Borrower, confirming the solvency of the Borrower and the other Loan Parties on a consolidated basis;

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(xiv)
    copies of the audited consolidated financial statements for the Borrower and its subsidiaries for the Fiscal Year ending December 31, 2015; and
(xv)
    certified copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound, to the extent requested by the Administrative Agent.
Section 3.2.
    Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in Section 3.1, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
Section 3.3.
    Conditions to all Borrowings. The obligation of each Lender to make any Loan hereunder on any date is subject to the following conditions precedent:
(b)
    the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of such date (other than those representations and warranties which are qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 3.3, the representations and warranties contained in Section 4.4 shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.1(a) and (b), respectively;
(c)
    no Event of Default shall have occurred and be continuing on and as of such date or after giving effect to the advance requested to be made on such date; and
(d)
    with respect to any requested advance of a Delayed Draw Term Loan, (i) the Administrative Agent shall have received a Committed Loan Notice requesting such Delayed Draw Term Loan in accordance with the requirements hereof, and (ii) after giving effect to the making of such Delayed Draw Term Loan, no Collateral Base Deficiency shall exist (to be evidenced by a pro forma Collateral Base Certificate delivered with such Committed Loan Notice).
(e)
    Each Committed Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 3.3 have been satisfied on and as of the date of the applicable borrowing.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES

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The Borrower represents and warrants to the Administrative Agent and each Lender as follows as of the Closing Date:
Section 4.1.
    Existence; Power. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
Section 4.2.
    Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 4.3.
    Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except (i) those as have been obtained or made and are in full force and effect or (ii) filings and recordings in respect of the Liens created pursuant to this Agreement or the Security Documents, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien (other than Liens permitted by Section 7.2) on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.
Section 4.4.
    Financial Statements. The Borrower has furnished to the Administrative Agent for delivery to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2015 and the related consolidated statements of operations, changes in net assets and cash flows for the Fiscal Year then ended, all reported on by Ernst & Young LLP. Such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. The Borrower has furnished to the Administrative Agent for delivery to each Lender the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of each of March 31, 2016 and June 30, 2016 and the related consolidated statements of operations, changes in net assets and cash flows for the applicable quarter then ended. Such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes. Since December 31, 2015,

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there have been no changes with respect to the Borrower and its Subsidiaries which have had, singly or in the aggregate, a Material Adverse Effect.
Section 4.5.
    Litigation and Environmental Matters.
(c)
    No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as set forth on Schedule 4.5 as of the Closing Date or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
(d)
    Except for the matters set forth on Schedule 4.5 or as could not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiary Guarantors (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 4.6.
    Compliance with Laws and Agreements. The Borrower and each Subsidiary Guarantor is in compliance with (a) all material Requirements of Law in all material respects and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 4.7.
    Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) required to register as an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith, except that the Borrower has elected to be a “business development company” as defined in Section 2(a)(46) of the Investment Company Act and is subject to regulation as such under the Investment Company Act including Section 18, as modified by Section 61, of the Investment Company Act.
Section 4.8.
    Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its

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Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
Section 4.9.
    Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for purchasing Margin Stock or for any purpose that violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
Section 4.10.
    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which there remains unsatisfied liability, would reasonably be expected to result in a Material Adverse Effect.
Section 4.11.
    Ownership of Property.
(j)
    Each of the Borrower and its Subsidiary Guarantors has good title to, or valid leasehold interests in, the Portfolio Investments listed on Schedule I hereto and all other real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any Subsidiary Guarantor after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiary Guarantors are valid and subsisting and are in full force.
(k)
    Each of the Borrower and its Subsidiary Guarantors owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiary Guarantors does not infringe in any material respect on the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(l)
    The properties of the Borrower and its Subsidiary Guarantors are insured in at least such amounts with at least such deductibles and covering at least such risks as are customarily carried by similarly sized companies engaged in similar businesses and owning similar properties.
Section 4.12.
    Disclosure. None of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), nor any financial statements, certificates or other written information (other than projected financial information, other forward looking information, information of a general economic or general industry nature or information prepared and provided by or on behalf of an Obligor, which projected financial statements and forward looking information were based upon good faith estimates and assumptions believed by the preparer thereof to be reasonable at the time made) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender prior to the Closing Date in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as

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modified or supplemented by any other information so furnished prior to the Closing Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.
Section 4.13.
    Labor Relations. Neither the Borrower nor any Subsidiary of the Borrower has any employees.
Section 4.14.
    Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Closing Date.
Section 4.15.
    Insolvency. After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, neither the Borrower nor the Borrower together with the Subsidiary Guarantors on a consolidated basis will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
Section 4.16.
    OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
Section 4.17.
    Patriot Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
ARTICLE V

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

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Section 5.1.
    Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent:
(f)
    as soon as available and in any event within 90 days after the end of each Fiscal Year of Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, changes in net assets and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without a “going concern” or similar qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, that to the extent that any Special Purpose Subsidiary with assets in excess of $1,000,000 that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this (a), the Borrower shall provide to the Administrative Agent a balance sheet for each such Special Purpose Subsidiary as of the end of such Fiscal Year and the related statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of such Special Purpose Subsidiary for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, unless such requirement is waived by the Administrative Agent; provided, that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent the report of the Borrower to the SEC on Form 10-K for the applicable Fiscal Year;
(g)
    as soon as available and in any event within 25 days after the end of each calendar month, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such calendar month and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such calendar month and the then elapsed portion of the applicable Fiscal Year, setting forth in each case in comparative form the figures for the corresponding month, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, that to the extent that any Special Purpose Subsidiary with assets in excess of $1,000,000 that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (b), the Borrower shall provide to the Administrative Agent a balance sheet for each such Special Purpose Subsidiary as of the end of such calendar month and the related statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of such Special Purpose Subsidiary for such calendar month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous Fiscal Year, unless such requirement is waived by the Administrative Agent;
(h)
    (i) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate (for the avoidance of doubt, such Compliance Certificate shall not

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include a bringdown of any representations or warranties set forth herein or in any other Loan Document), and (ii) concurrently with the delivery of the financial statements referred to in clause (b) above for each month, a Collateral Base Certificate signed by the principal financial officer of the Borrower;
(i)
    as soon as available and in any event within 90 days after the end of each Fiscal Quarter of the Borrower, and provided the Administrative Agent, on behalf of the Lenders, has entered into a non-reliance letter with the applicable Valuation Provider (if so required) retained by the Borrower, a valuation report of the Borrower’s and its Subsidiaries’ loan and securities portfolio, conducted by such Valuation Provider;
(j)
    within two (2) Business Days of the reasonable request of the Administrative Agent (but not more than weekly), an updated Collateral Base Certificate (each, an “Updated Collateral Base Certificate”) reflecting updated information regarding the Collateral Base in such form (electronic or otherwise) as shall be readily available to the Borrower;
(k)
    as soon as available and in any event within five (5) Business Days after the end of each calendar month, a report signed by a Responsible Officer of the Borrower certifying to (i) the cash balances in each account of the Loan Parties (and attaching all related account statements) for the previous calendar month, and (ii) the amount of Principal Proceeds and/or Sale Proceeds received with respect to each Portfolio Investment during the previous calendar month;
(l)
    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission (other than immaterial reports or materials or comment or response letters), or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(m)
    promptly after the same become available, copies of the “Investment Committee Valuation Memos” (or similar report, however styled) prepared by the Investment Advisor with respect to Portfolio Investments; and
(n)
    promptly following any reasonable request therefor, such other information regarding the results of operations, business affairs, financial condition and loan and securities portfolio of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request;
(o)
    as soon as available, but in any event at least thirty (30) days following the beginning of each Fiscal Years, copies of Loan Parties’ Projections (including a budget and operating plan), month by month for the forthcoming fiscal year, commencing with the fiscal year ending December 31, 2016, certified by an Responsible Officer of Borrower as being such officer’s good faith estimate of the financial performance of the Loan Parties during the period covered thereby; and
(p)
    promptly, but in any event within five (5) Business Days after Borrower has knowledge thereof, notice of the resignation, termination or long‑term disability of any Responsible Officer.

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Each delivery of the items described in Sections 5.1(c) and (f) by the Borrower hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders as of the date delivered that, to the knowledge of the Borrower, the information contained in such delivered item is true and correct in all material respects as of the date delivered.
Section 5.2.
    Notices of Material Events. The Borrower will furnish to the Administrative Agent written notice of the following promptly after a Responsible Officer has knowledge thereof:
(f)
    the occurrence of any Event of Default;
(g)
    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(h)
    the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(i)
    the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred in the 12 months immediately preceding the date of this Agreement, would reasonably be expected to result in a Material Adverse Effect;
(j)
    the occurrence of any default or event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, respect of any Material Indebtedness of the Borrower or any of its Subsidiaries;
(k)
    notice of any amendment to, or modification or termination (or threatened termination in writing) of the Investment Advisory Agreement; and
(l)
    any other development (excluding matters of a general economic, financial or political nature not directly related to the Loan Parties to the extent that they could not reasonably be expected to have a disproportionate effect on the Loan Parties) that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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Section 5.3.
    Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section 5.4.
    Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.5.
    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its material obligations and liabilities (including without limitation all federal income and other material tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section 5.6.
    Books and Records. The Borrower will, and will cause each of its Subsidiaries to, in each case in all material respects, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.
Section 5.7.
    Visitation, Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries to, permit any representative (including a third party diligence firm) of the Administrative Agent, or any Lender, to visit and inspect its properties, to conduct audits of the Collateral, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required; provided further, however, that so long as no Event of Default has occurred and is continuing, any such audits or examinations conducted by a third party diligence firm shall be limited to one per year. All reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and, at any time after the occurrence and during the continuance of a Default or an Event of Default, any Lenders in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Borrower.
Section 5.8.
    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where a failure to maintain such property

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could not reasonably be expected to result in a Material Adverse Effect, (b) at least maintain insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses, and (c) at all times name the Administrative Agent as additional insured on the general liability policy of the Borrower and its Subsidiaries.
Section 5.9.
    Use of Proceeds. The Borrower will use the proceeds of all Loans (a) to refinance existing Indebtedness, (b) to pay fees, costs and expenses in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents, (c) for acquiring additional Portfolio Investments or investing or reinvesting in existing Portfolio Investments or issuers of existing Portfolio Investments and (d) for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.
Section 5.10.
    Maintenance of RIC Status and Business Development Company. The Borrower will maintain its status as a RIC under the Code and as a “business development company” under the Investment Company Act.
Section 5.11.
    Additional Subsidiaries; Additional Collateral. In the event that any Person becomes a Subsidiary of Borrower after the date hereof (other than a CFC, Transparent Subsidiary, Immaterial Subsidiary or Special Purpose Subsidiary), Borrower will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of any Subsidiary Guarantee Agreement and Security Agreement and to take all such further actions and execute all such further documents and instruments (including similar documents applicable to such Subsidiary required under Section 3.1) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected first priority Lien (if applicable, subject to Permitted Liens) on all of the personal property assets of such Subsidiary described in the applicable forms of Security Documents. In addition, Borrower shall, or shall cause the Subsidiary that owns the Equity Interests of such Person (in each case if not otherwise covered by the Security Agreement), to execute and deliver to Administrative Agent a pledge agreement pledging the Equity Interests of such Person to the Administrative Agent and to deliver to Administrative Agent all certificates representing such Equity Interests of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank), all in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion. Each Portfolio Investment acquired after the Closing Date directly by the Borrower shall be transferred to a Loan Party that is not the Borrower by no later than the sixtieth (60th) day after its acquisition and shall thereafter be held by such Loan Party (or another Loan Party that is not the Borrower) for so long as such Portfolio Investment is owned by the Borrower or one of its Subsidiaries, and with respect to each Portfolio Investment owned directly by the Borrower as of the Closing Date, the Borrower shall use its commercially reasonable efforts to transfer such Portfolio Investment to a Loan Party that is not the Borrower by no later than the sixtieth (60th) day after the Closing Date and shall thereafter be held by such Loan Party (or another Loan Party that is not the Borrower) for so long as such Portfolio Investment is owned by the Borrower or one of its Subsidiaries.
Section 5.12.
    Compliance with Underwriting Policies. The Borrower shall, and shall cause its Subsidiaries, to comply in all material respects, at all times with its Underwriting Policies.

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Section 5.13.
    Disclosure Updates; Lender Meetings. Within ninety (90) days after the close of each Fiscal Year, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and the other Loan Parties and the Projections presented for the current Fiscal Year.
Section 5.14.
    Post-closing Covenants
(c)
    Within thirty (30) days following the Closing Date (or such later date as may be determined by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent fully executed Control Agreements with respect to the deposit accounts and securities accounts (other than any accounts constituting Excluded Collateral) of the Loan Parties to the extent required pursuant to the terms of the Security Agreement.
(d)
    To the extent the accuracy of any representation or warranty, or the compliance with any covenant under the Loan Documents, is dependent on the completion of any action described in this Section 5.14, such representation, warranty or covenant shall not be breached hereunder solely as a result of the failure of such action to occur but only until such time as such action is required to be completed.
ARTICLE VI

FINANCIAL COVENANTS
The Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:
Section 6.1.
    Maximum Debt to Tangible Net Worth Ratio. The Borrower shall not permit the Debt to Tangible Net Worth Ratio to exceed 0.80:1.00 as determined on the last day of each calendar month.
Section 6.2.
    Minimum Liquidity. The Loan Parties shall maintain at all times minimum liquidity in the form of Cash or Cash Equivalents of at least $1,000,000.
Section 6.3.
    Maximum Debt to Fair Market Value Ratio. The Borrower shall not permit the Debt to Fair Market Value Ratio to exceed 0.50:1.00 at any time.
Section 6.4.
    Percentage of Liquid Portfolio Investments. The Borrower will not at any time permit the Fair Market Value of Liquid Portfolio Investments as a percentage of the then aggregate outstanding principal balance of the Loans to be less than the percentages set forth below:

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Period	Percentage
First 6-Month Period	80%
Second 6-Month Period	90%
Final Period	100%

ARTICLE VII

NEGATIVE COVENANTS
The Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:
Section 7.1.
    Indebtedness and Preferred Equity. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(e)
    Indebtedness created pursuant to the Loan Documents;
(f)
    Indebtedness existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;
(g)
    Indebtedness of the Borrower owing to any other Loan Party and of any Subsidiary owing to any Loan Party;
(h)
    Guarantees by the Borrower of Indebtedness of any other Loan Party and by any Subsidiary of Indebtedness of any Loan Party;
(i)
    Indebtedness in respect of Hedging Obligations not prohibited by Section 7.9;
(j)
    Indebtedness arising in connection with the accrual of any fees and expenses required to be paid under the Investment Advisory Agreement and the Administration Agreement;
(k)
    Indebtedness arising under repurchase agreements or any other credit facility established for the purpose of purchasing or buying U.S. Government Securities in the ordinary course of business and consistent with past practice, and in each case (i) outstanding not more than twenty (20) Business Days in the aggregate during any calendar quarter, and (ii) secured only by, and fully collateralized with, the U.S. Government Securities so purchased;
(l)
    obligations payable or payments of margin or posting of margin collateral to clearing agencies, brokers, dealers or others in connection with the purchase or sale of securities or other

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investments, credit default swaps or other derivative transactions, in each case in the ordinary course of business;
(m)
    Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) in an aggregate principal amount not to exceed $2,000,000 so long as (i) no Event of Default exists at the time of the incurrence, refinancing or replacement thereof and (ii) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Article VI after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect;
(n)
    Unsecured Longer-Term Indebtedness (including any refinancing or replacement thereof) so long as (x) no Event of Default exists at the time of the incurrence, refinancing or replacement thereof and (y) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Article VI after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect;
(o)
    Indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any loan that arises solely as an accounting matter under ASC 860; and
(p)
    other Indebtedness in an aggregate principal amount outstanding not to exceed $1,000,000 at any time.
Borrower will not, and will not permit any Subsidiary Guarantor to, issue any preferred stock or other preferred equity interests that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by Borrower or such Subsidiary Guarantor at the option of the holder thereof, in whole or in part or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the 180th day following the Maturity Date.
Section 7.2.
    Negative Pledge. The Borrower will not, and will not permit any of its Subsidiary Guarantors to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except the following (the “Permitted Liens”):
(e)
    Liens securing the Obligations;
(f)
    Permitted Encumbrances;
(g)
    any Liens on any property or asset of the Borrower or any Subsidiary existing on the

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Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;
(h)
    rights of set off, rights over a margin call account, any form of cash collateral or similar arrangement, in any case for obligations incurred in respect of any Hedging Transactions so long as such Liens do not encumber assets securing the Obligations; and
(i)
    extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (e) of this Section 7.2; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.
Section 7.3.
    Fundamental Changes.
(a)
    The Borrower will not, and will not permit any Subsidiary Guarantor to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the surviving Person, (iii) the Borrower may sell the stock of any Subsidiary and any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets so long as the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, with the covenants contained in Article VI, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been provided for under Section 5.1, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, is not materially disadvantageous to the Lenders, and all assets of such Subsidiary are transferred to the Borrower or a Subsidiary Guarantor.
(b)
    The Borrower will not, and will not permit any Subsidiary Guarantor to, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiary Guarantors on the date hereof and businesses reasonably related or ancillary thereto. The Special Purpose Subsidiaries will not engage in any business other than to hold such assets and conduct such business as is consistent with its purpose and businesses reasonably related thereto.
Section 7.4.
    Restricted Payments. The Borrower will not, and will not permit any Subsidiary Guarantor to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness contractually subordinated to the Obligations of the Borrower or any Guarantee thereof or

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any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for:
(b)
    dividends payable by the Borrower solely in shares of any class of its common stock;
(c)
    Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other wholly owned Subsidiaries;
(d)
    the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed the Applicable Distribution Percentage as of such date of the amounts that are required to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (the collective amounts able to be distributed pursuant to this Section 7.4(c) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant), the “Required Payment Amount”, provided that for purposes of calculating the amount of any Restricted Payment that may be made at any time under this Section 7.4 by reference to the Required Payment Amount for any taxable year of the Borrower (or any calendar year, as relevant), such Required Payment Amount shall be calculated by deducting with respect to such taxable year (or calendar year, as applicable) all amounts previously distributed in respect of such Required Payment Amount for such taxable year (or calendar year, as relevant)); and
(e)
    so long as no Event of Default has occurred and is continuing, Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor, the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of directors (or comparable governing body) of the Investment Advisor or the Borrower or any of its Subsidiaries in an amount not to exceed $1,000,000 during any Fiscal Year.
Section 7.5.
    Sale of Assets. The Borrower will not, and will not permit any Subsidiary Guarantor to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary Guarantor, issue or sell any shares of such Subsidiary Guarantor’s common stock to any Person other than the Borrower or another Subsidiary Guarantor (or to qualified directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; (b) so long as no Collateral Base Deficiency will result therefrom, the sale of inventory, Permitted Investments, Cash and Cash Equivalents, Portfolio Investments or other investments in the ordinary course of business, and (c) so long as no Collateral Base Deficiency will result therefrom, any sale or other disposition if, after giving effect thereto the Borrower

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shall be in compliance on a pro forma basis after giving effect to such sale, with the covenants contained in Article VI, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been provided for under Section 5.1, provided, however, that notwithstanding the foregoing, (i) with respect to any sale of a Portfolio Investment, any Principal Proceeds or Sale Proceeds received in respect thereof shall be remitted directly to a Controlled Account (subject to Section 5.14(a)), (ii) if a Default (other than a Payment Default) or an Event of Default has occurred and is continuing, neither the Borrower nor any Subsidiary Guarantor shall be permitted to sell any Portfolio Investment unless (A) the outstanding principal balance of the Loans as of such date is less than 90% of the Collateral Base as of such date both before and after giving effect to the sale of such Portfolio Investment and the receipt of proceeds therefrom, or (B) with respect to any sale of a Portfolio Investment, the sale price thereof shall not, without the prior written consent of the Administrative Agent, be less than the Fair Market Value of such Portfolio Investment, and (iii) if a Material Event of Default has occurred, or if a Collateral Base Deficiency has occurred and the Borrower is then required to comply with a Collateral Base Deficiency Cure Plan in order to cure such Collateral Base Deficiency in accordance with Section 2.5(b), neither the Borrower nor any Subsidiary Guarantor shall be permitted to sell any Portfolio Investment except in accordance with a disposition plan prepared by the Borrower and approved by the Administrative Agent in its Permitted Discretion (which plan, in the case of any such Collateral Base Deficiency, may be the applicable Collateral Base Deficiency Cure Plan if so approved by the Administrative Agent in its Permitted Discretion).
Section 7.6.
    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary Guarantor to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business on an arm’s-length basis, (b) transactions between or among the Borrower and any Subsidiary Guarantor not involving any other Affiliates, (c) the transactions provided for in, and amounts payable under, the Investment Advisory Agreement and Administration Agreement, (d) any transaction permitted by this Agreement, and (e) the payment of compensation and reimbursement of expenses of officers and directors in a manner consistent with the current practices of the Borrower and general market practice, and indemnification to officers and directors in the ordinary course of business.
Section 7.7.
    Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Guarantor to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary Guarantor to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor, to Guarantee Indebtedness of the Borrower or any other Subsidiary Guarantor or to transfer any of its property or assets to the Borrower or any Subsidiary Guarantor of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Guarantor pending such sale, provided such restrictions and conditions apply only to the Subsidiary Guarantor that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to any

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document, agreement, instrument or other arrangement pertaining to any sale, lease or other disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset, in each case, only to the extent applicable to such asset and no other assets, (vi) the foregoing shall not apply to any document, agreement, instrument or other arrangement that imposes customary restrictions on Equity Interests, (vii) the foregoing shall not apply to customary restrictions and conditions contained in any repurchase agreements or any other credit facility established for the purpose of purchasing or buying U.S. Government Securities in the ordinary course of business consistent with past practice and to the extent not prohibited under this Agreement and (viii) the foregoing shall not apply to any document, agreement, instrument or other arrangement that does not restrict in any manner the Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations (as defined in the Security Agreement) and does not require the granting of any Lien securing any Indebtedness or other obligation (other than such “Secured Obligations”) as a result of the granting of Liens on or pledge of property of any Loan Party to secure the Loans.
Section 7.8.
    Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary Guarantor to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
Section 7.9.
    Hedging Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business (i) to hedge or mitigate risks to which the Borrower or any Subsidiary Guarantor is exposed in the conduct of its business or the management of its assets or liabilities, or (ii) with any counterparty who is or is anticipated to become, at the time that the Hedging Transaction is entered into, a borrower from a Loan Party or the issuer of a debt or equity interest to a Loan Party, which Hedging Transaction is entered into to hedge or mitigate risks to which such counterparty and its affiliates are exposed in the conduct of their businesses or the management of their assets or liabilities, or (iii) to hedge or mitigate risks to which a Loan Party is exposed under Hedging Transactions described in the preceding clause (ii) or to effect an offset or unwind, in whole or in part, of any other Hedging Transaction; provided that the Loan Parties shall act in a reasonable manner in offsetting Hedging Transactions, in whole or in part, under clause (iii). Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into solely for speculative purposes (which shall be deemed to include any Hedging Transaction under which the Borrower or any Subsidiary Guarantor is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
Section 7.10.
    Accounting Changes. The Borrower will not, and will not permit any Subsidiary Guarantor to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Borrower or of any Subsidiary Guarantor, except to change the fiscal year of a Subsidiary Guarantor to conform its fiscal year to that of the Borrower.
Section 7.11.
    Amendment to Material Documents. Without the prior written consent of the

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Administrative Agent, the Borrower will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of (a) the Investment Advisory Agreement or the Administration Agreement if the effect of such amendment, modification or waiver is to increase the amount of fees or other amounts payable by the Borrower or any of its Subsidiaries under such agreements or accelerate the payment schedule with respect to such fees or such other amounts; or (b) any of the provisions of any agreement, instrument or other document evidencing or relating to any Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Unsecured Longer-Term Indebtedness”.
Section 7.12.
    Intercompany Investments. The Borrower will not, and will not permit any Subsidiary Guarantor to, make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets of, or make any other investment in, any Subsidiary that is not a Loan Party in excess of $250,000 in the aggregate from and after the Closing Date.
Section 7.13.
    Payments of Unsecured Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Unsecured Longer-Term Indebtedness (other than the refinancing of Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 7.1(j)), except for, in each case so long as no Material Event of Default has occurred and is continuing, regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted).

ARTICLE VIII

EVENTS OF DEFAULT
Section 8.1.
    Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(j)
    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(k)
    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any

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other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
(l)
    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than those representations and warranties which are qualified by materiality, “Material Adverse Effect” or a similar materiality qualifier, in which case such representations and warranties shall be true and correct in all respects) when made or deemed made or submitted; or
(m)
    the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 2.18(a) or (b), 5.1, 5.2, or 5.3 (solely with respect to the maintenance of Borrower’s legal existence) or Articles VI or VII; or
(n)
    any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above or any other Loan Document), and such failure shall remain unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent; or
(o)
    the Borrower or any Subsidiary Guarantor (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(p)
    the Borrower or any Subsidiary Guarantor shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1(g), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material

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allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(q)
    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary Guarantor or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary Guarantor or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(r)
    the Borrower or any Subsidiary Guarantor shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
(s)
    an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred and for which there remains unsatisfied liability, would reasonably be expected to result in a Material Adverse Effect; or
(t)
    any judgment or order for the payment of money in excess of $1,500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary Guarantor, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which 30 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal; or
(u)
    any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary Guarantor that would reasonably be expected to have a Material Adverse Effect, and the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment or order during which 30 day period such judgment or order shall not have been vacated, stayed, discharged or bonded pending appeal; or
(v)
    a Change in Control shall occur or exist; or
(w)
    any material provision of any Security Document shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Guarantor or the Borrower, as applicable, or any Subsidiary Guarantor or the Borrower shall so state in writing, any Subsidiary Guarantor or the Borrower shall seek to terminate any Security Document except to the extent expressly permitted under the Loan Documents;
then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written consent of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the

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Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise all remedies contained in any other Loan Document; and (iv) exercise any other remedies available at law or equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 8.2.
    Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral, or if received after acceleration of the Loans by the Administrative Agent or the Lenders after an Event of Default arises shall be applied as follows:
(c)
    first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(d)
    second, to the fees and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(e)
    third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(f)
    fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(g)
    fifth, to the aggregate outstanding principal amount of the Loans until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective Pro Rata Shares of the aggregate amount of such Loans;
(h)
    sixth, to all other Obligations due and owing to the Lenders; and
(i)
    seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction
All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.
ARTICLE IX

THE ADMINISTRATIVE AGENT

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Section 9.1.
    Appointment of Administrative Agent. Each Lender irrevocably appoints MidCap Financial Trust as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 9.2.
    Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
Section 9.3.
    Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based

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on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 9.4.
    Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
Section 9.5.
    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 9.6.
    The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “holders of Notes”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
Section 9.7.
    Successor Administrative Agent.
(g)
    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of

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America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.
(h)
    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
Section 9.8.
    Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders (a) all Loan Documents other than this Agreement, (b) any release of the guaranty of a Subsidiary Guarantor to the extent expressly permitted by this Agreement, and (c) any release of collateral to the extent expressly permitted by this Agreement.
ARTICLE X

MISCELLANEOUS
Section 10.1.
    Notices.
(f)
    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

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To the Borrower:	OHA Investment Corporation c/o Oak Hill Advisors, LP 201 Main Street, Suite 1250 Fort Worth, Texas 76102 Attention: Cory Gilbert Fax: 817-215-2809 Email: cgilbert@oakhilladvisors.com
With a copy (which shall not constitute notice) to:	Dechert LLP 1095 Avenue of the Americas New York, New York 10036 Attention: Jay R. Alicandri, Esq. Fax No.: 212-698-3599 E-mail: jay.alicandri@dechert.com
To the Administrative Agent:
MIDCAP FINANCIAL TRUST
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, #200
Bethesda, Maryland 20814
Attn: Account Manager for OHA Transaction
Fax No.: 301-941-1450
Email: notices@midcapfinancial.com

With a copy to:
MIDCAP FINANCIAL TRUST
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, #200
Bethesda, Maryland 20814
Attn: General Counsel
Fax No.: 301-941-1450
Email: legalnotices@midcapfinancial.com

DLA Piper LLP (US)
500 Eighth Street, NW
Washington, DC 20004
Attention: Rich Davis
Email: richard.davis@dlapiper.com

To any other Lender:	the address set forth in the Assignment and Acceptance executed by such Lender

Any party hereto may change its address, telecopy number or e-mail for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery, or if transmitted by electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient); provided, that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 10.1.

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(g)
    Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.
Section 10.2.
    Waiver; Amendments.
(a)
    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)
    No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release all or substantially all of the guarantors or limit the liability of any such guarantors under any guaranty

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agreement, without the written consent of each Lender; (vii) change Section 8.2 in a manner that would alter the application of proceeds from Collateral without prior written consent of each Lender, (viii) release all or substantially all collateral (if any) securing any of the Obligations without the written consent of each Lender or (ix) increase the Commitment of any Lender without the written consent of such Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) no consent shall be required, and the Administrative Agent is hereby authorized to (1) release any Lien covering any asset or property (and to release any such guarantor) that is the subject of either a disposition of such asset or property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented, (2) release the guaranty of a Subsidiary upon the sale or other disposition of a Subsidiary permitted hereunder or sale or other disposition to which the Required Lenders or the required number or percentage of Lenders have consented and (3) release all Liens and guarantees of the Loan Parties upon the Termination Date (including in connection with a complete refinancing), and the Administrative Agent, in each case of the foregoing clauses (1) through (3) and at the Loan Parties’ expense, agrees to take all actions, and to deliver to the Borrower and any other applicable Loan Party all termination statements, releases or other documents, reasonably necessary to evidence such release. Without limiting the provision of Section 10.3, the Borrower shall reimburse the Administrative Agent upon demand for all costs and out of pocket expenses, including the fees, charges and disbursements of outside counsel for the Administrative Agent and its Affiliates, incurred by it in connection with any action contemplated by this Section 10.2.
Section 10.3.
    Expenses; Indemnification.
(e)
    The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or any Lender (including, without limitation, the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent and the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(f)
    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for all Indemnitees collectively), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from disputes solely among Indemnitees not involving any act or omission of the Borrower or any Loan Party (other than any dispute against MidCap Financial Trust in its capacity as Administrative Agent).
(g)
    Reserved.
(h)
    To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(i)
    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, punitive or exemplary damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.
(j)
    All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

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Section 10.4.
    Successors and Assigns.
(a)
    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
    Minimum Amounts.
(A)
    in the case of (I) an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it, (II) an assignment to an Eligible Assignee, (III) an assignment and delegation to a group of new Lenders acquiring in simultaneous assignments or (IV) any sale that any Lender is required to make or that is made by such Lender in good faith, in each case, in order to comply with, in such Lender’s reasonable opinion, any Requirements of Law, no minimum amount need be assigned; and
(B)
    in any case not described in paragraph 10.4(b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000, unless the Administrative Agent otherwise consents.
(ii)
    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.
(iii)
    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

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(A)
    the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to an Eligible Assignee; and
(B)
    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment.
For purposes of this Section 10.4(b)(iii), Borrower shall be deemed to have reasonably withheld consent to an assignment for which its consent is required hereunder if the proposed assignment is to (x) a Competitor or an Affiliate thereof or (y) a Disqualified Institution or any Affiliate thereof. Notwithstanding anything to the contrary contained herein, with respect to any assignment regarding which the Borrower’s consent is required under this Section 10.4(b)(iii)), the Borrower shall be deemed to have consented to such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice of such proposed assignment.
(iv)
    Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived by the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)
    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person).
(vi)
    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4.

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(c)
    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Bethesda, Maryland a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.4 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of any Subsidiary Guarantee Agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12, and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant

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Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)
    A Participant shall not be entitled to receive any greater payment under Section 2.11 and Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(f) as though it were a Lender.
(f)
    Notwithstanding anything to the contrary contained herein, any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or in connection with a repurchase agreement; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.5.
    Governing Law; Jurisdiction; Consent to Service of Process.
(m)
    This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(n)
    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

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(o)
    The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(p)
    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.6.
    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.
Section 10.7.
    Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.
Section 10.8.
    Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

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Section 10.9.
    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13, 10.3, the last sentence of 10.2 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.
Section 10.10.
    Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.11.
    Confidentiality.
(a)
    Each of the Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary or pursuant to any request, visitation, inspection, audit, examination or discussion in respect of the Borrower, any of its Subsidiaries or any of their respective businesses, assets or operations, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, as well as any rating agencies, insurance industry associations, financing sources and portfolio management servicers, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to any actual or prospective assignee or Participant of any interest in the Loans, Administrative Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto); provided that such Persons are bound by obligations of confidentiality, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

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(b)
    Anything in this Agreement to the contrary notwithstanding, Administrative Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower and the Loans provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Administrative Agent.
(c)
    The Loan Parties acknowledge that Administrative Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities). The Loan Parties shall be deemed to have authorized Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the Securities and Exchange Commission as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the Securities and Exchange Commission as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
Section 10.12.
    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
Section 10.13.
    Reserved.
Section 10.14.
    Patriot Act. The Administrative Agent and the Lenders hereby notify the Loan Parties that each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.), pursuant to Section 326 thereof, is required to obtain, verify and record information that identifies the Loan Parties, including the name and address of each Loan Party and other information allowing such Lender to identify the Loan Parties in accordance with such act.

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Section 10.15.
    NO ORAL AGREEMENTS, WAIVER. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 10.16.
    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
     a reduction in full or in part or cancellation of any such liability;
(ii)
    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OHA INVESTMENT CORPORATION By: /s/ Steven Wayne Name: Steven Wayne Title: Chief Executive Officer

[Signature Page to Credit Agreement]

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MIDCAP FINANCIAL TRUST, as Administrative Agent

By: Apollo Capital Management, L.P.,
        its investment manager

By: Apollo Capital Management, GP, LLC,
        its general partner

By:  /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

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[Signature Page to Credit Agreement]

MIDCAP FUNDING V TRUST, as a Lender

By: Apollo Capital Management, L.P.,
        its investment manager

By: Apollo Capital Management, GP, LLC,
        its general partner

By:  /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to Credit Agreement]

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